CREDIT AGREEMENT, dated as of August 17, 1999, among CONCENTRA
MANAGED CARE, INC., a Delaware corporation ("HOLDINGS"), CONCENTRA OPERATING CORPORATION, a Nevada corporation (the "BORROWER"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "LENDERS"), THE CHASE MANHATTAN BANK ("CHASE"), as administrative agent, CREDIT SUISSE FIRST BOSTON ("CSFB") and FLEET NATIONAL BANK ("FLEET"), as co-documentation agents, and DLJ CAPITAL FUNDING, INC. ("DLJ"), as syndication agent.

                                    RECITALS

               A. WHEREAS, Welsh, Carson, Anderson & Stowe VIII, L.P., together with its Affiliates (collectively, the "SPONSOR"), proposes to acquire and effect the recapitalization (the "ACQUISITION") of Holdings through a wholly-owned subsidiary, Yankee Acquisition Corp. ("NEWCO"). The acquisition and recapitalization will be effected by a merger of Newco with and into Holdings, as a result of which the Sponsor, together with Chase Capital Partners, affiliates of Donaldson, Lufkin & Jenrette Securities Corporation, and certain members of management of Holdings (collectively, the "OTHER INVESTORS") will own approximately 93% of the common stock of Holdings and Ferrer Freeman Thompson & Co., LLC, together with its affiliates ("AFFT") will own approximately 7% of such common stock. The existing stockholders of Holdings, other than the Sponsor, the Other Investors and FFT will receive cash consideration in exchange for their common stock in Holdings.

               B. WHEREAS, in order to finance a portion of the purchase price of, and to pay and reimburse certain costs and expenses incurred in connection with, the acquisition and recapitalization of Holdings, and to provide for certain ongoing working capital needs of the Borrower and its Subsidiaries, Holdings and the Borrower desire to obtain financing through (i) the issuance of senior discount debentures by Holdings for an aggregate principal amount of not more than $110,000,000, (ii) the issuance of senior subordinated notes by the Borrower for an aggregate principal amount of not more than $190,000,000 and
(iii) the incurrence of senior secured Indebtedness of an aggregate principal amount of not more than $475,000,000 by entering into this Agreement with the Lenders hereto.

               C. NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

               1.1 DEFINED TERMS. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

               "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime

Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

               "ABR LOANS": Loans the rate of interest applicable to which is based upon the ABR.

               "ACQUISITION":  as defined in the Recitals hereto.

               "ACQUISITION AGREEMENT": the Agreement and Plan of Merger, dated as of March 2, 1999, as amended, by and between Newco and Holdings (prior to the Acquisition).

               "ACQUISITION CAPITAL EXPENDITURES": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition of fixed or capital assets in Permitted Acquisitions that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

               "ACQUISITION DOCUMENTATION": collectively, the Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case as amended, supplemented or otherwise modified from time to time in accordance with Section 7.16.

               "ADJUSTMENT DATE":  as defined in the Pricing Grid.

               "ADMINISTRATIVE AGENT": Chase, together with its affiliates as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its permitted successors hereunder.

               "AFFILIATE": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, other than any Professional Association and, until any Development Corporation has become a Subsidiary of the Borrower, such Development Corporation. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

               "AGENTS": the collective reference to the Syndication Agent, the Co-Documentation Agents and the Administrative Agent.


               "AGGREGATE EXPOSURE": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Commitment then in effect or, if the

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                                                                               3


Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

               "AGGREGATE EXPOSURE PERCENTAGE": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                "APPLICABLE MARGIN": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                     Abr Loans            Eurodollar Loans
                                      ---------            ----------------
        Revolving Loans                  1.75%                   2.75%
        Tranche B Term Loans             2.25%                   3.25%
        Tranche C Term Loans             2.50%                   3.50%

; provided, that on and after the first Adjustment Date occurring after the completion of four full fiscal quarters of the Borrower after the Closing Date, the Applicable Margin with respect to Revolving Loans will be determined pursuant to the Pricing Grid.

               "APPLICATION": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

               "ASSET SALE": any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause
(a), (b), (c) or (d) of Section 7.5).

               "ASSIGNEE":  as defined in Section 10.6(c).

               "ASSIGNMENT AND ACCEPTANCE": an Assignment and Acceptance, substantially in the form of Exhibit D.

               "ASSIGNOR":  as defined in Section 10.6(c).

               "AVAILABLE REVOLVING COMMITMENT": as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect OVER (b) such Lender's Revolving Extensions of Credit then outstanding.

               "BENEFITTED LENDER":  as defined in Section 10.7(a).

               "BOARD": the Board of Governors of the Federal Reserve System of the United States (or any successor).

               "BORROWER":  as defined in the preamble hereto.

               "BORROWING DATE": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

               "BUSINESS":  as defined in Section 4.17(b).

               "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, PROVIDED, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

               "CAPITAL EXPENDITURES": for any period, with respect to any Person, the sum of all Maintenance Capital Expenditures and Acquisition Capital Expenditures by such Person and its Subsidiaries.

               "CAPITAL LEASE OBLIGATIONS": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

               "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

               "CASH EQUIVALENTS": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("MOODY'S"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 90 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

              "CHASE":  as defined in the preamble hereto.

               "CLOSING DATE": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is August 17, 1999.

               "CODE": the Internal Revenue Code of 1986, as amended from time to time.

               "CO-DOCUMENTATION AGENTS": CSFB and Fleet, together with their respective affiliates, as co-documentation agents under this Agreement and the other Loan Documents, together with any of their respective successors.

               "CO-LEAD ARRANGERS": Chase Securities Inc. and DLJ, together with their respective affiliates, as co-lead arrangers and joint book managers for the Facilities, together with any of their respective successors.

               "COLLATERAL": all of the property of the Loan Parties, now owned or hereafter acquired (including, without limitation, any amount deposited in the Escrow Account), upon which a Lien is purported to be created by any Security Document.

               "COMMITMENT": as to any Lender, the sum of the Tranche B Term Commitment, the Tranche C Term Commitment and the Revolving Commitment of such Lender.

               "COMMITMENT FEE RATE": 2 of 1% per annum, provided, that on and after the first Adjustment Date occurring after the completion of four full fiscal quarters of the Borrower after the Closing Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

               "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

               "COMPLIANCE CERTIFICATE": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

               "CONFIDENTIAL INFORMATION MEMORANDUM": the Confidential Information Memorandum dated April 1999 and furnished to the Lenders.

               "CONSOLIDATED CURRENT ASSETS": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

               "CONSOLIDATED CURRENT LIABILITIES": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption A total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans to the extent otherwise included therein.

               "CONSOLIDATED EBITDA": for any period, Consolidated Net Income for such period PLUS, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (f) fees and expenses and other costs and charges incurred or reserved, and any other charges required by the SEC to be taken, in connection with the consummation of the Acquisition, (g) cash charges incurred or reserved during the fourth fiscal quarter of 1998 in connection with the closing of facilities and payment of severance to employees and other related items in an aggregate amount of up to $14,000,000, (h) losses attributable to the Development Corporations set forth on Schedule 1.1B upon acquisition thereof by the Borrower or any of its Subsidiaries, (i) cash dividends or similar distributions paid to owners (other than the Borrower and its Subsidiaries) of Permitted Joint Ventures in an aggregate amount not to exceed $3,000,000 in each fiscal year, and (j) any other non-cash charges, and MINUS, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition (other than the acquisition of any of the Development Corporations listed on Schedule 1.1B), Consolidated EBITDA for such Reference Period shall be calculated after giving PRO FORMA effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $3,000,000; and AMaterial Disposition" means any Disposition of property or series of related Dispositions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $3,000,000.

               "CONSOLIDATED FIXED CHARGE COVERAGE RATIO": for any period, the ratio of (a) the sum of Consolidated EBITDA for such period and Consolidated Lease Expense for such period to (b) Consolidated Fixed Charges for such period.

               "CONSOLIDATED FIXED CHARGES": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) Consolidated Lease Expense for such period, (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans and payments of Revolving Loans accompanying scheduled reductions of the Revolving Commitments), (d) Maintenance Capital Expenditures for such period not financed by Indebtedness permitted pursuant to Section 7.2(e) or (i) and (e) the aggregate amount of income taxes for which provision is made by the Borrower and its Subsidiaries for such period.

               "CONSOLIDATED INTEREST COVERAGE RATIO": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

               "CONSOLIDATED INTEREST EXPENSE": for any period, total cash interest expense (including that attributable to Capital Lease Obligations), net of cash interest income, of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP but excluding net payments received under Hedge Agreements).

               "CONSOLIDATED LEASE EXPENSE": for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries for such period with respect to leases of real and personal property, determined on a consolidated basis in accordance with GAAP.

               "CONSOLIDATED LEVERAGE RATIO": as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

               "CONSOLIDATED NET INCOME": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a

Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

               "CONSOLIDATED TOTAL DEBT": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

               "CONSOLIDATED WORKING CAPITAL": at any date, the excess of Consolidated Current Assets on such date OVER Consolidated Current Liabilities on such date.

               "CONTINUING DIRECTORS": the directors of Holdings on the Closing Date, after giving effect to the Transactions and the other transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by at least a majority of the then Continuing Directors (PROVIDED, that the act or vote of a majority of the directors is sufficient to constitute such act or vote as that of the board of directors of Holdings, otherwise, such nomination for election of directors of Holdings shall be by at least the requisite number of the then Continuing Directors as is required therefor) or such other director receives the vote of the Permitted Investors in his or her election by the shareholders of Holdings.

               "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

               "CONTRIBUTION":  as defined in Section 5.1(b).

               "CONTROL INVESTMENT AFFILIATE": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

               "CONVERTIBLE SUBORDINATED NOTES": (a) 6% Convertible Subordinated Notes, in an aggregate principal amount of $97,750,000, due 2001 issued by Occusystems Inc. (and subsequently assumed by Holdings) on December 24, 1996 and
(b) 4.5% Convertible Subordinated Notes, in an aggregate principal amount of $230,000,000, due 2003 issued by Holdings on March 16, 1998.

               "CSFB":  as defined in the preamble hereto.

               "DEFAULT": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

               "DESIGNATED LENDER":  as defined in Section 5.1(a).

               "DEVELOPMENT CORPORATION": any corporation, association, limited liability company or other business (other than a partnership) listed on
Schedule 1.1B, managed by the Borrower, but owned by a Person (who is not the Borrower or an Affiliate or a Subsidiary of the Borrower), and engaged in the development of occupational health centers.

               "DISPOSITION": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "DISPOSED OF" shall have correlative meanings.

               "DLJ":  as defined in the preamble hereto.

               "DOLLARS" and "$": dollars in lawful currency of the United
States.

               "DOMESTIC SUBSIDIARY": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

               "ECF PERCENTAGE":  50%.

               "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health as affected by the environment as now or may at any time hereafter be in effect.

               "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "ESCROW ACCOUNT":  as defined in Section 5.1(c).

               "ESCROW AGENT": Chase, as the escrow agent under the Escrow Agreement.

               "ESCROW AGREEMENT": the Escrow Agreement to be executed and delivered by Holdings, the Borrower and the Escrow Agent, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

               "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

               "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "EURODOLLAR BASE RATE" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

               "EURODOLLAR LOANS": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

               "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              EURODOLLAR BASE RATE
                       ----------------------------------
                    1.00 - Eurocurrency Reserve Requirements

               "EURODOLLAR TRANCHE": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

               "EVENT OF DEFAULT": any of the events specified in Section 8, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

               "EXCESS CASH FLOW": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) an amount equal to the aggregate net non-cash loss on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income OVER (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Maintenance Capital Expenditures, Acquisition Capital Expenditures and, without duplication, Permitted Acquisitions (excluding the principal amount of Indebtedness incurred to finance any such expenditures or any such expenditures financed with the proceeds of any Reinvestment Deferred Amount, any Asset Sale retained by the Borrower or any of its Subsidiaries pursuant to Section 2.9(b) or any issuance of Capital Stock by the Borrower or its Subsidiaries), (iii) the aggregate amount of all prepayments of Revolving Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) an amount equal to the aggregate net non-cash gain on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, and (vii) without duplication, an amount equal to the amount of all Restricted Payments actually paid by the Borrower or its Subsidiaries pursuant to Section 7.6 during such fiscal year, including, without limitation, management fees paid by the Borrower or its Subsidiaries as set forth in Section 7.6(b).

               "EXCESS CASH FLOW APPLICATION DATE": as defined in Section
2.9(c).

               "EXCHANGE ACT":  as defined in Section 8(k).

               "EXCLUDED FOREIGN SUBSIDIARY": any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

               "FACILITY": each of (a) the Tranche B Term Commitments and the Tranche B Term Loans made thereunder (the "TRANCHE B TERM FACILITY"), (b) the Tranche C Term Commitments and the Tranche C Term Loans made thereunder (the "TRANCHE C TERM FACILITY") and (c) the Revolving Commitments and the extensions of credit made thereunder (the "REVOLVING Facility").

               "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

               "FFT":  as defined in the Recitals hereto.

               "FLEET":  as defined in the preamble hereto.

               "FOREIGN SUBSIDIARY": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

               "FUNDED DEBT": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

               "FUNDING OFFICE": the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

               "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

               "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

               "GRANTING BANK":  as defined in Section 10.6(d).

               "GUARANTEE AND COLLATERAL AGREEMENT": the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

               "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable (or is limited to certain property or the value thereof), in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the board of directors of the Borrower in good faith or, with respect to any property, the fair market value of such property or, if such fair market value is not readily determinable, the maximum value of such property as determined by the board of directors of the Borrower in good faith.

               "GUARANTORS": the collective reference to Holdings and the Subsidiary Guarantors.

               "HEDGE AGREEMENTS": all interest rate swaps, caps or collar agreements or similar arrangements providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

               "HOLDINGS":  as defined in the preamble hereto.

               "INDEBTEDNESS": of any Person at any date, without duplication,
(a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such

Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements. With respect to any obligations for which recourse is limited to certain property or the value thereof, the amount of such Person's Indebtedness shall be the fair market value of such property or, if such fair market value is not readily determinable, the maximum value of such property as determined by the board of directors of the Borrower in good faith. In calculating Indebtedness of the Borrower and its Subsidiaries on a consolidated basis for any purpose herein, any Guarantee Obligation of the Borrower or any Subsidiary in respect of any other Indebtedness of the Borrower or any Subsidiary shall be disregarded.

               "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

               "INSOLVENT":  pertaining to a condition of Insolvency.

               "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

               "INTEREST PAYMENT DATE": (a) as to any ABR Loan, quarterly in arrears on the last day of each quarter following the Closing Date while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.

               "INTEREST PERIOD": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                      (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                      (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Scheduled Revolving Termination Date or beyond the date final payment is due on the Tranche B Term Loans or the Tranche C Term Loans, as the case may be;

                      (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                      (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

               "INVESTMENTS":  as defined in Section 7.8.

               "IPO": the issuance by Holdings of shares of its common stock to the public pursuant to a bona fide underwritten public offering, resulting in at least 15% of Holdings of outstanding shares of common stock having been issued to the public by Holdings.


               "ISSUING LENDER": Chase, in its capacity as issuer of any Letter of Credit.

               "L/C COMMITMENT":  $25,000,000.

               "L/C FEE PAYMENT DATE": the last day of each quarter following the Closing Date and the last day of the Revolving Commitment Period.

               "L/C OBLIGATIONS": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

               "L/C PARTICIPANTS": the collective reference to all the Revolving Lenders other than the Issuing Lender.

               "LENDERS":  as defined in the preamble hereto.

               "LETTERS OF CREDIT":  as defined in Section 3.1(a).

               "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

               "LOAN":  any loan made by any Lender pursuant to this Agreement.

               "LOAN DOCUMENTS": this Agreement, the Security Documents and the Notes, if any.

               "LOAN PARTIES": Holdings, the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.

               "MAINTENANCE CAPITAL EXPENDITURES": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets (other than fixed or capital assets acquired in Permitted Acquisitions) or additions to, and development of, equipment, computer system, hardware and software (including replacements, capitalized repairs and improvements during such period) that should be capitalized as fixed or capital assets under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

               "MAJORITY FACILITY LENDERS": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

               "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the Acquisition and the other Transactions, (b) the business, property, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents.

               "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation, and any other substance the presence of or exposure to which could reasonably be expected to result in liability under any applicable Environmental Law.

               "MORTGAGES": each of the mortgages and deeds of trust which shall be made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the

Lenders, upon acquisition of any real property by Holdings, the Borrower or any of its Subsidiaries after the Closing Date pursuant to Section 6.10(b).

               "MULTIEMPLOYER PLAN": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

               "NET CASH PROCEEDS": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, other consultants' fees in connection therewith not already set forth herein and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) including amounts paid as penalties or premiums on the repayment of such Indebtedness, amounts of any reserves reasonably estimated to be paid out within eighteen months from the date of the occurrence of such Asset Sale or Recovery Event that are directly attributable to such event and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, other consultants' fees in connection therewith not already set forth herein, underwriting discounts and commissions, and other customary fees and expenses actually incurred in connection therewith.

               "NEWCO":  as defined in the Recitals hereto.

               "NON-EXCLUDED TAXES":  as defined in Section 2.17(a).

               "NON-EXECUTING PERSONS":  as defined in Section 5.1(a).

               "NON-U.S. LENDER":  as defined in Section 2.17(d).

               "NOTES": the collective reference to any promissory note evidencing Loans.

               "OBLIGATIONS": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Hedge Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all reasonable fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

               "OTHER REPRESENTATIVES": the collective reference to the Syndication Agent, the Co-Documentation Agents and the Co-Lead Arrangers.

               "OTHER INVESTORS":  as defined in the Recitals hereto.

               "OTHER TAXES": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

               "PARTICIPANT":  as defined in Section 10.6(b).

               "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

               "PERMITTED ACQUISITION": any acquisition by the Borrower or a Subsidiary of all or substantially all of the assets of, or all the Capital Stock of, a Person or division or line of business of a Person if, immediately after giving effect thereto, (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) all transactions related thereto are consummated in accordance with applicable laws, except where any non-compliance could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (c) all of the Capital Stock in each Subsidiary formed for the purpose of or resulting from such acquisition shall be owned directly by the Borrower or a Subsidiary of the Borrower and all actions required to be taken with respect to such acquired or newly created Subsidiary under Section 6.10 have been taken, (d) the Borrower and its Subsidiaries are in compliance, on a pro forma basis as at the end of the last fiscal quarter of the Borrower for which financial statements are available after giving effect to such acquisition, with the covenants contained in Section 7.1 calculated as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed amortized over the applicable testing period in accordance with its terms, and with any Revolving Loans borrowed in connection with such acquisition being deemed to be repaid with excess cash balances as available) had occurred on the first day of each relevant period for testing such compliance and (e) the Borrower has delivered to the Administrative Agent an officers' certificate to the effect set forth in clauses (a), (b), (c) and (d) above, together with all relevant financial information for the Person or assets to be acquired.

               "PERMITTED INVESTORS": the collective reference to the Sponsor and its Control Investment Affiliates.

               "PERMITTED JOINT VENTURE": with respect to the Borrower and any one or more of its Subsidiaries (a) any corporation, association, limited liability company or other business entity (other than a partnership) (i) of which 50% or more of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by the Borrower or any one or more of its Subsidiary Guarantors or a combination thereof and (ii) which is either managed or controlled by the Borrower or any one or more of its Subsidiary Guarantors and (b) any partnership of which (i) 50% or more of the general or limited partnership interests are owned or controlled, directly or indirectly, by the Borrower or any one or more of its Subsidiary Guarantors or a combination thereof and (ii) which is either managed or controlled by the borrower or any one or more of its Subsidiary Guarantors, and which in the case of each of clauses (a) and (b), (i) is engaged in a business in which the Borrower and its Subsidiaries are permitted to be engaged pursuant to Section 7.15 of this Agreement (after giving effect to the Acquisition) or that are reasonably related thereto, (ii) only incurs Indebtedness from the Borrower, (iii) cannot enter into any Guarantee Obligation, and (iv) distributes all cash at least annually (other than cash required to be reserved on its balance sheet in accordance with GAAP consistent with past practice).

               "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

               "PLAN": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an Aemployer" as defined in Section 3(5) of ERISA.

               "PRICING GRID": the pricing grid attached hereto as Annex A.

               "PROFESSIONAL ASSOCIATION": any professional association or professional corporation which employs physicians or other professionals to provide health care services for the Borrower's and its Subsidiaries' and other Affiliates' occupational and health services centers.

               "PRO FORMA BALANCE SHEETS":  as defined in Section 4.1(a).

               "PROJECTIONS":  as defined in Section 6.2(c).

               "PROPERTIES":  as defined in Section 4.17(a).

               "PROXY STATEMENT": The proxy statement, dated July 16, 1999, filed by Holdings with the SEC in connection with the Transactions.

               "RECOVERY EVENT": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of Holdings, the Borrower or any of its Subsidiaries.

               "REFERENCE LENDER":  Chase.

               "REFINANCING":  as defined in Section 5.1(b).

               "REGISTER":  as defined in Section 10.6(e).

               "REGULATION U": Regulation U of the Board as in effect from time to time.

               "REIMBURSEMENT OBLIGATION": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

               "REINVESTMENT DEFERRED AMOUNT": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by Holdings, the Borrower or any of their respective Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Commitments pursuant to Section 2.9(b) as a result of the delivery of a Reinvestment Notice.

               "REINVESTMENT EVENT": any Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

               "REINVESTMENT NOTICE": a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of a Recovery Event to acquire, repair or replace assets useful in its business.

               "REINVESTMENT PREPAYMENT AMOUNT": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire, repair or replace assets useful in the Borrower's business.

               "REINVESTMENT PREPAYMENT DATE": with respect to any Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire, repair or replace assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

               "RELATED FUND": with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

               "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

               "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. 4043.

               "REPURCHASE OFFER":  as defined in Section 5.1(c).

               "REPURCHASE PRICE":  as defined in Section 5.1(c).

               "REQUIRED LENDERS": at any time, the holders of more than 50% of
(a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

               "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "RESPONSIBLE OFFICER": the chief executive officer, president or chief financial officer of the Borrower or Holdings, as applicable, but in any event, with respect to financial matters, the chief financial officer of the Borrower or Holdings, as applicable.

               "RESTRICTED PAYMENTS":  as defined in Section 7.6.

               "REVOLVING COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading ARevolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $100,000,000.

               "REVOLVING COMMITMENT PERIOD": the period from and including the Closing Date to the Scheduled Revolving Termination Date.

               "REVOLVING EXTENSIONS OF CREDIT": as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding.

               "REVOLVING LENDER": each Lender that has a Revolving Commitment or that holds Revolving Loans.

               "REVOLVING LOANS":  as defined in Section 2.4(a).

               "REVOLVING PERCENTAGE": as to any Revolving Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding).

               "SCHEDULED REVOLVING TERMINATION DATE":  August 17, 2005.

               "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

               "SECURITY DOCUMENTS": the collective reference to the Guarantee and Collateral Agreement, Mortgages, if applicable, and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

               "SENIOR DISCOUNT DEBENTURES": the $110,000,000 14% Senior Discount Debentures due 2010 issued by Holdings on the Closing Date to various purchasers arranged by the Sponsor, together with warrants to purchase Capital Stock of Holdings.

               "SENIOR DISCOUNT DEBENTURE INDENTURE": the indenture entered into by Holdings in connection with the issuance of the Senior Discount Debentures, together with all instruments and other agreements entered into by Holdings in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

               "SENIOR DISCOUNT DEBENTURE PURCHASE AGREEMENT": the agreement entered into by Holdings in connection with the issuance of the Senior Discount Debentures, together with all instruments and other agreements entered into by Holdings in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

               "SENIOR DISCOUNT DEBENTURE REFINANCING": as defined in Section 7.2(g).

               "SENIOR SUBORDINATED NOTE INDENTURE": the indenture entered into by the Borrower, the Subsidiary Guarantors and United States Trust Company, as trustee thereunder, in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower and the Subsidiary Guarantors in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

               "SENIOR SUBORDINATED NOTES": the $190,000,000 13% Series A Senior Subordinated Notes due 2009 (the ASERIES A SENIOR SUBORDINATED NOTES") issued by the Borrower on the Closing Date pursuant to the Senior Subordinated Note Indenture, and upon the exchange of the Series A Senior Subordinated Notes for $190,000,000 13% Series B Senior Subordinated Notes due 2009 (the "SERIES B SENIOR SUBORDINATED NOTES"), such Series B Senior

Subordinated Notes. For the avoidance of doubt, notwithstanding anything to the contrary herein, the exchange of the Series A Senior Subordinated Notes for the Series B Senior Subordinated Notes is permitted herein.

               "SINGLE EMPLOYER PLAN": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

               "SOLVENT": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the Apresent fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all Aliabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

               "SPC":  as defined in Section 10.6(d).

               "SPECIFIED CHANGE OF CONTROL": a AChange of Control" as defined in the Senior Subordinated Note Indenture, the Senior Discount Debenture Purchase Agreement, the Senior Discount Debenture Indenture or the documentation for any Senior Discount Debenture Refinancing.

               "SPONSOR": as defined in the Recitals hereto.

               "SUBSIDIARY": as to any Person, a corporation, partnership, limited liability company, trust or other entity (other than, except for purposes of Sections 6.1 and 7.1, a Permitted Joint Venture) of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors, other managers or trustees of such corporation, partnership, limited liability company, trust or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

               "SUBSIDIARY GUARANTOR": each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary.

               "SYNDICATION AGENT": DLJ, together with its affiliates as the syndication agent under this Agreement and the other Loan Documents, together with any of its successors.

               "TERM LENDERS": the collective reference to the Tranche B Term Lenders and the Tranche C Term Lenders.

               "TERM LOANS": the collective reference to the Tranche B Term Loans and Tranche C Term Loans.

               "TOTAL REVOLVING COMMITMENTS": at any time, the aggregate amount of the Revolving Commitments then in effect.

               "TOTAL REVOLVING EXTENSIONS OF CREDIT": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

               "TRANCHE B TERM COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Tranche B Term Commitments is $250,000,000.

               "TRANCHE B TERM LENDER": each Lender that has a Tranche B Term Commitment or that holds a Tranche B Term Loan.

               "TRANCHE B TERM LOAN":  as defined in Section 2.1.

               "TRANCHE B TERM PERCENTAGE": as to any Tranche B Term Lender at any time, the percentage which such Lender's Tranche B Term Commitment then constitutes of the aggregate Tranche B Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

               "TRANCHE C TERM COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make a Tranche C Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche C Term Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Tranche C Term Commitments is $125,000,000.

               "TRANCHE C TERM LENDER": each Lender that has a Tranche C Term Commitment or that holds a Tranche C Term Loan.

               "TRANCHE C TERM LOAN":  as defined in Section 2.1.

               "TRANCHE C TERM PERCENTAGE": as to any Tranche C Term Lender at any time, the percentage which such Lender's Tranche C Term Commitment then constitutes of the aggregate Tranche C Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche C Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche C Term Loans then outstanding).

               "TRANSACTIONS":  as defined in Section 5.1(b).

               "TRANSFEREE":  any Assignee, Participant or SPC.

               "TYPE": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

               "UNITED STATES":  the United States of America.

               "WHOLLY OWNED SUBSIDIARY": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

               "WHOLLY OWNED SUBSIDIARY GUARANTOR": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

               1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

               (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to Holdings, the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "Asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) Holdings, the Borrower, any of their respective Subsidiaries or any Loan Party shall be deemed to have "knowledge" or "know" of a particular matter, or such matter shall be deemed "known" to any of them if any of their respective directors, chief executive officer, president, chief financial officer, treasurer, controller, general counsel, corporate secretary or other senior officers shall have actual knowledge or actually know of such matter or such matter is actually known to any of them.

               (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

               (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

               2.1 TERM COMMITMENTS. Subject to the terms and conditions hereof,
(a) each Tranche B Term Lender severally agrees to make a term loan (a "TRANCHE B TERM LOAN") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche B Term Commitment of such Lender and (b) each Tranche C Term Lender severally agrees to make a term loan (a "TRANCHE C TERM LOAN") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche C Term Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10.

               2.2 PROCEDURE FOR TERM LOAN BORROWING. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, three Business Days prior to the Closing Date, in the case of Eurodollar Loans, or prior to 10:00 A.M., New York City time, on the Closing Date, in the case of ABR Loans) requesting that the Term Lenders make the Term Loans on the Closing Date and specifying (i) the amount and Type of Term Loans to be borrowed and (ii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

               2.3 REPAYMENT OF TERM LOANS. (a) The Tranche B Term Loan of each Tranche B Lender shall mature in twenty-eight (28) consecutive quarterly installments, commencing on September 30, 1999, each of which shall be in an amount equal to such Lender's Tranche B Term Percentage multiplied by the amount set forth below opposite such installment:

                Installment                           Principal Amount
                -----------                           ----------------
                September 30, 1999                            $625,000
                December 31, 1999                             $625,000
                March 31, 2000                                $625,000
                June 30, 2000                                 $625,000
                September 30, 2000                            $625,000
                December 31, 2000                             $625,000

                March 31, 2001                                $625,000
                June 30, 2001                                 $625,000
                September 30, 2001                            $625,000
                December 31, 2001                             $625,000
                March 31, 2002                                $625,000
                June 30, 2002                                 $625,000
                September 30, 2002                            $625,000
                December 31, 2002                             $625,000
                March 31, 2003                                $625,000
                June 30, 2003                                 $625,000
                September 30, 2003                            $625,000
                December 31, 2003                             $625,000
                March 31, 2004                                $625,000
                June 30, 2004                                 $625,000
                September 30, 2004                            $625,000
                December 31, 2004                             $625,000
                March 31, 2005                                $625,000
                June 30, 2005                                 $625,000
                September 30, 2005                         $58,750,000
                December 31, 2005                          $58,750,000
                March 31, 2006                             $58,750,000
                June 30, 2006                              $58,750,000


               (b) The Tranche C Term Loan of each Tranche C Lender shall mature in thirty-two (32) consecutive quarterly installments, commencing on September 30, 1999, each of which shall be in an amount equal to such Lender's Tranche C Term Percentage multiplied by the amount set forth below opposite such installment:

                Installment                           Principal Amount
                -----------                           ----------------
                September 30, 1999                            $312,500
                December 31, 1999                             $312,500
                March 31, 2000                                $312,500
                June 30, 2000                                 $312,500
                September 30, 2000                            $312,500
                December 31, 2000                             $312,500
                March 31, 2001                                $312,500
                June 30, 2001                                 $312,500
                September 30, 2001                            $312,500
                December 31, 2001                             $312,500
                March 31, 2002                                $312,500
                June 30, 2002                                 $312,500
                September 30, 2002                            $312,500
                December 31, 2002                             $312,500
                March 31, 2003                                $312,500
                June 30, 2003                                 $312,500

                September 30, 2003                            $312,500
                December 31, 2003                             $312,500
                March 31, 2004                                $312,500
                June 30, 2004                                 $312,500
                September 30, 2004                            $312,500
                December 31, 2004                             $312,500
                March 31, 2005                                $312,500
                June 30, 2005                                 $312,500
                September 30, 2005                            $312,500
                December 31, 2005                             $312,500
                March 31, 2006                                $312,500
                June 30, 2006                                 $312,500
                September 30, 2006                         $29,062,500
                December 31, 2006                          $29,062,500
                March 31, 2007                             $29,062,500
                June 30, 2007                              $29,062,500

               2.4 REVOLVING COMMITMENTS. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans ("REVOLVING LOANS") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.10.

               (b) The Borrower shall repay all outstanding Revolving Loans on the Scheduled Revolving Termination Date.

               2.5 PROCEDURE FOR REVOLVING LOAN BORROWING. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, PROVIDED that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or prior to 9:00 A.M., New York City time, on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed,
(ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. No Revolving Loans shall be made on the Closing Date. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a multiple of $500,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $2,500,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each

Revolving Lender will make the amount of its PRO RATA share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

               2.6 COMMITMENT FEES, ETC. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Scheduled Revolving Termination Date, commencing on the first of such dates to occur after the date hereof.

               (b The Borrower agrees to pay to the Administrative Agent and the Other Representatives the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent and the other Representatives, as the case may be.

               2.7 TERMINATION OR REDUCTION OF REVOLVING COMMITMENTS. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; PROVIDED that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

               2.8 OPTIONAL PREPAYMENTS. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; PROVIDED, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.18. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $2,500,000 or a whole multiple thereof and shall be applied as set forth in Sections 2.15(b) or (c), as the case may be.

               2.9 MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS. (a) If any Capital Stock shall be issued by Holdings, the Borrower or any of its Subsidiaries (other than the Capital Stock issued to (i) directors and employees of Holdings, the Borrower or any of its Subsidiaries under employee benefit plans, (ii) sellers as consideration in acquisitions of equity or ownership interests in, or assets of, other Persons, or (iii) existing stockholders of Holdings or other investors in private placements of the Capital Stock organized by the Sponsor in connection with the financing of Permitted Acquisitions) an amount equal to 50% of the Net Cash Proceeds from the issuance of such Capital Stock shall be applied on the date of such issuance toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in
Section 2.9(d). If any Indebtedness shall be incurred by Holdings, the Borrower or any of its Subsidiaries (other than the Senior Discount Debentures, the Senior Subordinated Notes, the Senior Discount Debenture Refinancing and other Indebtedness permitted in accordance with Section 7.2 as in effect on the date hereof) an amount equal to 100% of the Net Cash Proceeds from the incurrence of such Indebtedness shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.9(d).

               (b If on any date Holdings, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice in respect of any Recovery Event shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.9(d); PROVIDED, that, notwithstanding the foregoing, (i) an aggregate amount not to exceed $5,000,000 of Net Cash Proceeds from Asset Sales in any fiscal year of the Borrower may be retained by Holdings, the Borrower or any of its Subsidiaries, as the case may be, and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.9(d).

               (c) If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2000, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.9(d). Each such prepayment and commitment reduction shall be made on a date (an "EXCESS CASH FLOW APPLICATION DATE") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in
Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

               (d) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section 2.9 shall be applied, FIRST, to the prepayment of the Term Loans and, SECOND, to reduce permanently the Revolving Commitments. Any such reduction of the Revolving Commitments shall be accompanied by prepayment of the Revolving Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Commitments as so reduced, PROVIDED that if the aggregate principal amount of Revolving Loans then outstanding is less than the amount of such excess (because L/C

Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent.

               The application of any prepayment pursuant to this Section 2.9 shall be made, first, to ABR Loans and, second, to Eurodollar Loans and shall be applied as set forth in Sections 2.15(b) or (c), as the case may be. Each prepayment of the Loans under this Section 2.9 (except in the case of Revolving Loans that are ABR Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

               2.10 CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, PROVIDED that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), PROVIDED that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and, so long as any Event of Default has occurred and is continuing, the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

               (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, PROVIDED that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and, so long as any Event of Default has occurred and is continuing, the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and PROVIDED, FURTHER, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

               2.11 LIMITATIONS ON EURODOLLAR TRANCHES. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $2,500,000 or a whole multiple of $500,000 in excess thereof and (b) no more than eight Eurodollar Tranches shall be outstanding at any one time.

               2.12 INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

               (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

               (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section PLUS 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Facility PLUS 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility PLUS 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility PLUS 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

               (d) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

               2.13 COMPUTATION OF INTEREST AND FEES. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

               (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.12(a).

               2.14 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

               (a) the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

               (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans,
(y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

               2.15 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made PRO RATA according to the respective Tranche B Term Percentages, Tranche C Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

               (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Tranche B Term Loans or the Tranche C Term Loans shall be made PRO RATA according to the respective outstanding principal amounts of the Tranche B Term Loans or the Tranche C Term Loans, as the case may be, then held by the Term Lenders. Prepayments of the Term Loans shall be made PRO RATA according to the respective outstanding principal amounts thereof. The amount of each such principal prepayment shall be applied to reduce the then remaining installments of the Tranche B Term Loans and Tranche C Term Loans, as the case may be, PRO RATA. Amounts prepaid on account of the Term Loans may not be reborrowed.

               (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made PRO RATA according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

               (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

               (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

               (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective PRO RATA shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

               2.16 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.17 and changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii) shall impose on such Lender any other condition; and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems in good faith to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

               (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation reasonably believes it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; PROVIDED that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and PROVIDED FURTHER that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

               (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

               2.17 TAXES. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

               (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

               (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

               (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "NON-U.S. LENDER") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant or an SPC, to the Lender from which the related participation shall have been purchased or from which the related option to make Loans shall have been received) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit G and a Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant or SPC, on or before the date such Participant purchases the related participation or the date such SPC is granted the option to provide the Loans obligated to be made hereunder by the Granting Bank (as hereinafter defined)). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

               (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, PROVIDED that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's good faith judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

               (f) If the Administrative Agent or any Lender receives a refund in respect of Non-Excluded Taxes or Other Taxes paid by the Borrower, which in the sole judgment of such Lender is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by the Borrower in connection with such refunded Taxes or Other Taxes, to the Borrower, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, PROVIDED, HOWEVER, that such Borrower agrees to promptly return such refund to the Administrative Agent or the applicable Lender, as the case may be, if it receives notice from the Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such refund.

               (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

               2.18 INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) OVER (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

               2.19 CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.16 or 2.17(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; PROVIDED, that such designation is made on terms that, in the sole good faith judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and PROVIDED, FURTHER, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.16 or 2.17(a).

               2.20 REPLACEMENT OF LENDERS. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 2.16 or 2.17(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; PROVIDED that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under Section 2.19 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.16 or 2.17(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.18 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, which determination shall not be unreasonably delayed,
(vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.16 or 2.17(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                          SECTION 3. LETTERS OF CREDIT

               3.1 L/C COMMITMENT. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("LETTERS OF CREDIT") for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; PROVIDED that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) have a term until expiry (or, if such Letter of Credit contemplates time drafts, a term through the maximum time draft period) ending no later than the earlier of (x) the first anniversary of its date of issuance (except with the consent of the Majority Facility Lenders in respect of the Revolving Facility) and (y) the date that is five Business Days prior to the Scheduled Revolving Termination Date, PROVIDED that any Letter of Credit may provide for the renewal thereof, with or without notice from the Issuing Lender, for successive periods of up to one year each (which shall in no event extend beyond the date referred to in clause (y) above).

               (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

               3.2 PROCEDURE FOR ISSUANCE OF LETTER OF CREDIT. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will promptly process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

               3.3 FEES AND OTHER CHARGES. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 1/8 of 1% per annum on the average daily undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the Issuance Date.

               (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

               3.4 L/C PARTICIPATIONS. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement (or, if reimbursed, is required to be returned to the Borrower), such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed (or, if reimbursed, is required to be returned to the Borrower).

               (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to
Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

               (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its PRO RATA share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its PRO RATA share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

               3.5 REIMBURSEMENT OBLIGATION OF THE BORROWER. The Borrower agrees to reimburse the Issuing Lender on the Business Day immediately following the date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.12(b) and (ii) thereafter, Section 2.12(c).

               3.6 OBLIGATIONS ABSOLUTE. The Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions resulting from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

               3.7 LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

               3.8 APPLICATIONS. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

               To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

               4.1 FINANCIAL CONDITION. (a) The unaudited PRO FORMA consolidated balance sheets of Holdings and its consolidated Subsidiaries and the Borrower and its consolidated Subsidiaries, respectively, as at March 31, 1999 (including the notes thereto) (the "PRO FORMA BALANCE SHEETS"), copies of which have heretofore been furnished to each Lender, have been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Transactions (as hereinafter defined), (ii) the Loans to be made hereunder and the Senior Discount Debentures and the Senior Subordinated Notes to be issued on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheets have been prepared based on the best information available to Holdings or the Borrower as of the date of delivery thereof, and present fairly on a PRO FORMA basis the estimated financial position of Holdings and its consolidated Subsidiaries and the Borrower and its consolidated Subsidiaries, respectively, as at March 31, 1999, assuming that the events specified in the preceding sentence had actually occurred at such date.

               (b) The audited consolidated balance sheets of Holdings as at December 31, 1998, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from Arthur Andersen LLP, present fairly the consolidated financial condition of Holdings as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. The unaudited consolidating statements of income for the fiscal year ending December 31, 1998 and for the three-month period ending March 31, 1999, as the case may be, present fairly the financial condition of each business unit of Holdings. The unaudited consolidated balance sheets of Holdings as at March 31, 1999, and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, present fairly the consolidated financial condition of Holdings as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). The unaudited monthly consolidated balance sheets of Holdings as at the end of each month following March 31, 1999 up to the Closing Date, and the related unaudited monthly consolidated statements of income and of cash flows for the respective one-month periods ended on such dates, to the extent such monthly financial statements are available, present fairly the consolidated financial condition of Holdings as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective one-month periods then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein) and comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto. Holdings and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from March 31, 1999 to and including the date hereof there has been no Disposition by Holdings of any material part of its business or property.

               4.2 NO CHANGE. Since December 31, 1998 there has been no development or event that has had or is reasonably expected to have a Material Adverse Effect.

               4.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of Holdings, the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to qualify as a foreign corporation or be in good standing could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

               4.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisition and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               4.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate or conflict with any Requirement of Law or any material Contractual Obligation of Holdings, the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

               4.6 LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against Holdings, the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that is reasonably expected to have a Material Adverse Effect.

               4.7 NO DEFAULT. Neither Holdings, the Borrower nor its respective Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that is reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

               4.8 OWNERSHIP OF PROPERTY; LIENS. Each of Holdings, the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by Section 7.3.

               4.9 INTELLECTUAL PROPERTY. Each of Holdings, the Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property material in the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim. The use of Intellectual Property by Holdings, the Borrower and its Subsidiaries does not, to Borrower's knowledge, infringe on the rights of any Person in any material respect.

               4.10 TAXES. Each of Holdings, the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of Holdings or the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge. Such tax returns accurately reflect in all material respects all liability for taxes of Holdings, the Borrower and its Subsidiaries for the periods covered thereby.

               4.11 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U in any manner that violates the provisions of the Regulations of the Board. On the Closing Date, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

               4.12 LABOR MATTERS. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against Holdings, the Borrower or any of its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of Holdings, the Borrower or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from Holdings, the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Holdings, the Borrower or the relevant Subsidiary.

               4.13 ERISA. Neither a Reportable Event nor an "Accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

               4.14 INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

               4.15 SUBSIDIARIES. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a)
Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

               4.16 USE OF PROCEEDS. The proceeds of the Term Loans shall be used to finance a portion of the Transactions and to pay related fees and expenses. The proceeds of the Revolving Loans, and the Letters of Credit, shall be used for general corporate purposes, including to finance the working capital needs of the Borrower and its Subsidiaries and, subject to Section 7.8, their acquisitions of Capital Stock or ownership interests of, and investments in, other Persons.

               4.17 ENVIRONMENTAL MATTERS. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

               (a) the facilities and properties owned, leased or operated by Holdings, the Borrower or any of its Subsidiaries (the "PROPERTIES") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law;

               (b) neither Holdings, the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by Holdings, the Borrower or any of its Subsidiaries (the "BUSINESS"), nor does Holdings or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

               (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

               (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings or the Borrower, threatened, under any Environmental Law to which Holdings, the Borrower or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

               (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Holdings, the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

               (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

               (g) neither Holdings, the Borrower nor any of its Subsidiaries has retained or assumed any liability of any other Person under Environmental Laws.

               4.18 ACCURACY OF INFORMATION, ETC. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or written statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them (including, without limitation, the Proxy Statement), for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum and the Proxy Statement, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading, PROVIDED, that with respect to any statement or information furnished on behalf of any Loan Party by any other Person that is not a Loan Party, the representation and warranty set forth in this Section 4.18 is limited to the such Loan Party's best knowledge. The projections and PRO FORMA financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of Holdings and the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties contained in the Acquisition Documentation and the Proxy Statement are true and correct in all material respects. There is no fact known to any Loan Party that is reasonably expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders (including, without limitation, the Proxy Statement) for use in connection with the transactions contemplated hereby and by the other Loan Documents.

               4.19 SECURITY DOCUMENTS. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein, all rights, title or interest thereto and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 4.19 in appropriate form are filed in the offices specified on Schedule 4.19, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

               (b) Schedule 4.19(b) lists each of the real properties in the United States owned in fee simple by the Borrower or any of its Subsidiaries on the Closing Date. No Liens or Mortgages shall be created under this Agreement on, and no Lenders shall have any security interests in, the real property owned on the Closing Date by the Borrower or any of its Subsidiaries.

               4.20 SOLVENCY. Each Loan Party is, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

               4.21 SENIOR INDEBTEDNESS. The Obligations constitute "Senior Indebtedness" of the Borrower under and as defined in the Senior Subordinated
Note Indenture. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Guarantor Senior Indebtedness" of such Subsidiary Guarantor under and as defined in the Senior Subordinated Note Indenture.

               4.22 YEAR 2000 MATTERS. Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by Holdings, the Borrower or any of its Subsidiaries or used or relied upon in the conduct of and material to their business (including any such systems and other equipment supplied by others or with which the computer systems of Holdings, the Borrower or any of its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, will be completed by October 31, 1999. The costs to Holdings, the Borrower and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other material computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. Except for any reprogramming referred to above, the computer systems of Holdings, the Borrower and its Subsidiaries material to each of their respective businesses are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for the conduct of their business as currently conducted.

               4.23 INSURANCE. The insurance maintained by or reserved against on the books of Holdings, the Borrower and its Subsidiaries is sufficient to protect Holdings, the Borrower and its Subsidiaries against such risks as are usually insured against in the same general area by companies engaged in the same or similar business. None of the Loan Parties or any of their Subsidiaries is in default under any provisions of any such policy of insurance the result of which could reasonably be expected to cause a cancellation of such policy of insurance or to limit or delay the entitlement to any payment thereunder or has received notice of cancellation of any such insurance (other than in connection with the replacement of any such policy). None of the Loan Parties or any of their Subsidiaries has made any material claims under any policy of insurance with respect to which the insurance carrier has denied liability.

               4.24 CERTAIN DOCUMENTS. The Borrower has delivered to the Administrative Agent a complete and correct copy of each Acquisition Documentation, the Senior Subordinated Note Indenture, the Senior Discount Debenture Purchase Agreement, the Senior Discount Debenture Indenture, the Proxy Statement and all other documents reasonably requested by the Administrative Agent, including any amendments, supplements or modifications with respect to any of the foregoing.

                         SECTION 5. CONDITIONS PRECEDENT

               5.1 CONDITIONS TO INITIAL EXTENSION OF CREDIT. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

               (a) CREDIT AGREEMENT; GUARANTEE AND COLLATERAL AGREEMENT. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, Holdings, the Borrower and each Person listed on Schedule 1.1A, (ii) each Note requested by a Lender, the Guarantee and Collateral Agreement, executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, (iii) an Acknowledgment and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party, and (iv) in the circumstances referred to in Section 5.1(c)(ii), the Escrow Agreement, executed and delivered by the Borrower and the Administrative Agent.

                      In the event that this Agreement has not been duly executed and delivered by each Person listed on Schedule 1.1A on the date scheduled to be the Closing Date, the condition referred to in clause (i) above shall nevertheless be deemed satisfied if on such date the Borrower and the Administrative Agent shall have designated one or more Persons (the "DESIGNATED LENDERS") to assume, in the aggregate, all of the Commitments that would have been held by the Persons listed on
        Schedule 1.1A (the "NON-EXECUTING PERSONS") which have not so executed and delivered this Agreement (subject to each such Designated Lender's consent and its execution and delivery of this Agreement). Schedule 1.1A shall automatically be deemed to be amended to reflect the respective Commitments of the Designated Lenders and the omission of the Non-Executing Persons as Lenders hereunder.

               (b) ACQUISITION, ETC. The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the Lenders:

                      (i) The transactions contemplated by the Acquisition
               Documentation shall have been consummated in substantially the manner set forth therein, and the Administrative Agent shall have received true and correct copies, certified as to authenticity by Holdings and the Borrower, of each item of the Acquisition Documentation;

                      (ii) (A) The Borrower shall have been organized as a
               direct wholly-owned subsidiary of Holdings into which Holdings, immediately after the Acquisition, shall have transferred all of its assets, including, without limitation, the stock of its Subsidiaries, as consideration for all of the Borrower's Capital Stock (the "CONTRIBUTION"), and (B) the Administrative Agent shall have received a true and correct copy, certified as to authenticity by Holdings and the Borrower, of the documentation evidencing such Contribution;

                      (iii) Newco shall have received from (A) the Sponsor at
               least $370,100,000 (in cash and in value as a rollover of existing equity interests in Holdings prior to the Acquisition) and (B) the Other Investors at least $23,000,000 (in cash and in value as a rollover of existing equity interests in Holdings prior to the Acquisition) from the proceeds of equity issued by it;

                      (iv) the Borrower shall have received at least
               $190,000,000 in gross cash proceeds from the issuance of the Senior Subordinated Notes and shall have used all such proceeds to consummate the Transactions;

                      (v) Holdings shall have received at least $110,000,000 in
               gross cash proceeds from the issuance of the Senior Discount Debentures, the terms of which shall not require any payment of interest for at least five years from the Closing Date, and shall have used all such proceeds to consummate the Transactions;

                      (vi) FFT shall own approximately seven percent (7%) of the
               Capital Stock of Holdings after the Acquisition with an aggregate value of approximately $30,600,000;

                      (vii) the Administrative Agent shall have received
               satisfactory evidence that the fees and expenses to be incurred in connection with the Acquisition and the financing thereof shall not exceed $45,000,000 in the aggregate; and

                       (viii) The Administrative Agent shall have received
               satisfactory evidence that (A) the $100,000,000 Amended and Restated Credit Agreement, dated as of February 20, 1998, among Holdings, the lenders therein, First Union National Bank, as administrative agent thereunder, and Fleet National Bank, as documentation agent thereunder, and (B) all other Indebtedness of Holdings and its Subsidiaries (other than amounts outstanding under the Convertible Subordinated Notes as permitted hereunder) shall have been repaid, redeemed, repurchased or terminated and all amounts payable in connection therewith shall have been indefeasibly paid in full (the "REFINANCING", together with the Acquisition and the Contribution, collectively, the "TRANSACTIONS"), and satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith.

        Immediately after the Closing Date, neither Holdings nor the Borrower nor any of their respective Subsidiaries shall have any Indebtedness other than (A) the remaining Indebtedness outstanding under the Convertible Subordinated Notes after the consummation of the Repurchase Offer as set forth herein, (B) the Senior Subordinated Notes, (C) the Senior Discount Debentures and (D) the Term Loans.

               (c) CONVERTIBLE SUBORDINATED NOTES. (i) The Lenders shall have received satisfactory evidence that (A) Holdings shall have commenced an offer to repurchase each of the Convertible Subordinated Notes from the holders thereof (the "REPURCHASE OFFER") at a cash price of approximately equal to 100% of the principal amount of the respective Convertible Subordinated Notes (the "REPURCHASE PRICE"), (B) Holdings shall have accepted, or shall have confirmed to the Administrative Agent, to its reasonable satisfaction, for the benefit of the Lenders, its intention to accept, the tender of the Convertible Subordinated Notes by the selling holders of such Convertible Subordinated Notes on the Closing Date, and (C) simultaneously with the making of the Term Loans by the Lenders on the Closing Date, the Administrative Agent shall have received instructions from the Borrower to transfer a portion of the proceeds of the Loans made on the Closing Date equal to the amount of the maximum possible Repurchase Price, either (x) directly to the applicable depositary agent to pay for the Convertible Subordinated Notes tendered pursuant to the Repurchase Offer (and, to the extent such portion is not used by such depositary agent for such purpose and to the extent further contemplated by clause (ii) below, for transfer by such depositary agent to the Escrow Account (as defined below)) or (y) to the Escrow Account.

               (ii) In the event the aggregate principal amount of the Convertible Subordinated Notes not tendered and accepted in the Repurchase Offer on the Closing Date exceeds $5,000,000, the Borrower shall have given instructions to the depositary agent referred to above, in a manner satisfactory to the Administrative Agent, or to the Administrative Agent, to deposit into a cash collateral account (the "ESCROW ACCOUNT") established with the Escrow Agent and governed by the Escrow Agreement, substantially in the form of Exhibit E, a portion of the proceeds of the Loans made on the Closing Date equal to such aggregate principal amount, which amount may be used as provided in the Escrow Agreement to pay interest due and payable under each of the Convertible Subordinated Notes and for the repurchase of any Convertible Subordinated Notes outstanding in the Repurchase Offer and in an offer made upon a "Change of Control" of Holdings (as defined in the respective indenture for the Convertible Subordinated Notes) or otherwise.

               (d) PRO FORMA BALANCE SHEETS; FINANCIAL STATEMENTS. The Lenders shall have received satisfactory (i) Pro Forma Balance Sheets, (ii) audited consolidated balance sheets of Holdings as at December 31, 1998, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from Arthur Andersen LLP, (iii) unaudited consolidating statements of income of Holdings (calculated on a business unit basis) for the fiscal year ended on December 31, 1998, (iv) unaudited consolidated balance sheets of Holdings as at March 31, 1999, and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date,
        (v) unaudited consolidating statements of income of Holdings (calculated on a business unit basis) for the three-month period ended on March 31, 1999, and (vi) unaudited monthly consolidated balance sheets of Holdings as at the end of each month following March 31, 1999 up to the Closing Date, and the related unaudited monthly consolidated statements of income and of cash flows for the respective one-month periods ended on such dates, to the extent such monthly financial statements are available.

               (e) APPROVALS. All governmental and third party approvals necessary or in the reasonable judgment of the Administrative Agent, advisable in connection with the Transactions, the continuing operations of Holdings, the Borrower and its Subsidiaries and the financings and transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions on the Transactions or the financings and transactions contemplated hereby.

               (f) LIEN SEARCHES. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions listed for each of the Loan Parties on Schedule 4.19, and such search shall reveal no liens on any of the assets of Holdings, the Borrower or its Subsidiaries except for liens permitted by Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

               (g) FEES. The Lenders, the Administrative Agent and the Other Representatives shall have received all fees required to be paid, and all expenses required to be reimbursed and for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

               (h) CLOSING CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

               (i) LEGAL OPINIONS. The Administrative Agent shall have received the following executed legal opinions:

                      (i) the legal opinion of Reboul, MacMurray, Hewitt,
               Maynard & Kristol, counsel to Holdings, the Borrower and its Subsidiaries, substantially in the form of Exhibit F-1;

                      (ii) the legal opinion of Richard A. Parr, general counsel of Holdings, the Borrower and its Subsidiaries, substantially in the form of Exhibit F-2;

                      (iii) each legal opinion, if any, delivered in connection
               with the Acquisition Agreement (including, without limitation, the legal opinion delivered to Newco by counsel to Holdings), each accompanied by, to the extent reasonably available, a reliance letter in favor of the Lenders;

                      (iv) the legal opinion of Schreck Morris, local counsel to
               Holdings, the Borrower and its Subsidiaries, substantially in the form of Exhibit F-3; and

                      (v) the legal opinion of Ropes & Gray, Massachusetts
               counsel to Holdings, the Borrower and its Subsidiaries, substantially in the form of Exhibit F-4, and of such other special and local counsel as may be reasonably required by the Administrative Agent.

        Each such legal opinion, reports and other documents shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

               (j) PLEDGED STOCK; STOCK POWERS; PLEDGED NOTES. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

               (k) FILINGS, REGISTRATIONS AND RECORDINGS. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

               (l) SOLVENCY OPINION. The Administrative Agent shall have received a solvency opinion from Valuation Research Corporation, in substantially the form of the draft thereof dated August 17, 1999, as to the solvency of Holdings and the Borrower (on a consolidated basis) after giving effect to the Transactions and the financings and transactions contemplated herein.

               (m) INSURANCE. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.2(b) of the Guarantee and Collateral Agreement, which insurance (applicable before and after the Closing Date) shall be reasonably satisfactory to the Administrative Agent.

               5.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

               (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date, except to the extent that such representation and warranty is expressly limited by its terms to an earlier date.

               (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

               Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (unless cash in an amount equal to the aggregate amount of the L/C Obligations outstanding has been deposited in a cash collateral account established by the Administrative Agent) or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall and shall cause each of its Subsidiaries to:

               6.1 FINANCIAL STATEMENTS. Furnish to the Administrative Agent and each Lender:

               (a) as soon as available, but in any event within 95 days after the end of each fiscal year:

               (i) of the Borrower, copies of (A) the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing, and (B) the unaudited consolidating statements of income of the Borrower for such year (calculated on a business unit basis), setting forth in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of notes thereto); and

               (ii) of Holdings, copies of unaudited consolidated balance sheets of Holdings and its consolidated Subsidiaries as at the end of such year and the related unaudited consolidated statements of income and of cash flows for such year, setting forth in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of notes thereto); and

               (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year:

               (i) of the Borrower, a copy of (A) the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, and (B) the unaudited consolidating statements of income of the Borrower for such quarter and the portion of the fiscal year through the end of such quarter (calculated on a business unit basis), setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of notes thereto); and

               (ii) of Holdings, a copy of the unaudited consolidated balance sheets of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of notes thereto).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein and, with respect to unaudited financial statements as set forth in this Section 6.1, subject, where appropriate, to normal year-end audit adjustments and the absence of notes thereto).

               6.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Administrative Agent and each Lender (or, in the case of clause (g), to the relevant Lender):

               (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

               (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and

        (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by Holdings, the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment (PROVIDED, HOWEVER, that the Administrative Agent and each Lender acknowledge that any equipment, including, without limitation, any portable computer, which by its nature is expressly designed and intended to be moved around may be temporarily moved to a location other than as set forth in such listing) and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

               (c) as soon as available, and in any event within 60 days after the beginning of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections, which revisions, in the reasonable judgment of the Borrower, are necessary to make the information contained in such budget and projections not materially misleading or inaccurate, with respect to such fiscal year (collectively, the "PROJECTIONS"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

               (d) within 50 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year, to the extent filings with the SEC by or on behalf of the Borrower in which such narrative discussion and analysis are presented shall no longer be required or made;

               (e) no later than five Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note Indenture, the Senior Discount Debenture Purchase Agreement, the Senior Discount Debenture Indenture, the documentation for any Senior Discount Debenture Refinancing or the Acquisition Documentation;

               (f) within 10 days after the same are sent, copies of all financial statements and reports that Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within 10 days after the same are filed, copies of all financial statements and reports that Holdings or the Borrower may make to, or file with, the SEC; and

               (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

               6.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be, and except where the failure to pay, discharge or satisfy the obligations could not reasonably be expected to have a Material Adverse Effect.

               6.4 MAINTENANCE OF EXISTENCE; COMPLIANCE. (a) (i) Preserve, renew and keep in full force and effect its corporate existence and business and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause
(ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

               6.5 MAINTENANCE OF PROPERTY; INSURANCE. (a) Keep all property material and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

               6.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. (a) Keep proper books of records and account in which entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings, the Borrower and its Subsidiaries with officers and employees of Holdings, the Borrower and its Subsidiaries and with its independent certified public accountants. In the event multiple Lenders separately request such a visit, inspection or discussion in substantially the same time period, such Lenders shall comply with reasonable requests by the Borrower to coordinate the same.

               6.7 NOTICES. Promptly after Holdings, the Borrower or any Subsidiary, has obtained knowledge thereof, give notice to the Administrative Agent and each Lender of:

               (a)  the occurrence of any Default or Event of Default;

               (b) any (i) default or event of default under any Contractual Obligation of Holdings, the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between Holdings, the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

               (c) any litigation or proceeding affecting Holdings, the Borrower or any of its Subsidiaries in which the amount involved is $2,000,000 or more and not covered by insurance or in which injunctive or similar relief (the result of which could reasonably be expected to have a Material Adverse Effect) is sought;

               (d) any of the following events that could reasonably be expected to create or be a material liability, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

               (e) any other development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

               6.8 ENVIRONMENTAL LAWS. (a) Comply in all material respects with, and use all reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use all reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

               (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

               6.9 INTEREST RATE PROTECTION. In the case of the Borrower, within 90 days after the Closing Date, enter into Hedge Agreements to the extent necessary to provide that at least 50% of Consolidated Total Debt is subject to either a fixed interest rate or interest rate protection for a period of not less than three years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

               6.10 ADDITIONAL COLLATERAL, ETC. (a) With respect to any property acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries (other than (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 7.3(g) and (z) property acquired by any Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent. Notwithstanding the foregoing, neither Holdings nor the Borrower shall be required, and the Borrower shall not be required to cause each of its Subsidiaries, to take any actions or accept any contract terms which could reasonably be expected to have a Material Adverse Effect or cause undue hardship or excessive costs to Holdings, the Borrower or such Subsidiary, as the case may be, in order to obtain the necessary consents to an assignment of its rights, title and interest in the Collateral.

               (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $2,000,000 acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries (other than (x) any such real property subject to a Lien expressly permitted by Section 7.3(g) and (y) real property acquired by any Excluded Foreign Subsidiary), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels (which may be obtained without undue hardship or excessive costs) reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

               (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by Holdings (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new

Subsidiary that is owned by Holdings, the Borrower or any of its Subsidiaries,
(ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

               (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by Holdings, the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

               (e) With respect to any new Permitted Joint Venture created or acquired by the Borrower or any of one or more of its Subsidiaries after the Closing Date, use reasonable efforts in good faith to cause the joint venture or similar agreement with respect thereto to permit the ownership interests of the Borrower and such Subsidiaries therein to be included as Collateral under the Security Documents.

                          SECTION 7. NEGATIVE COVENANTS

               Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (unless cash in an amount equal to the aggregate amount of the L/C Obligations outstanding has been deposited in a cash collateral account established by the Administrative Agent) or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (and with respect to Permitted Joint Ventures, the Borrower shall not permit any Permitted Joint Venture to, directly or indirectly, do or take the actions set forth in Section 7.18):

               7.1  FINANCIAL CONDITION COVENANTS.

               (a) CONSOLIDATED LEVERAGE RATIO. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                   Consolidated
               Fiscal Quarter                      Leverage Ratio
               ------------------                  --------------
               September 30, 1999                  6.00 to 1.00
               December 31, 1999                   5.50 to 1.00
               March 31, 2000                      5.25 to 1.00
               June 30, 2000                       5.00 to 1.00
               September 30, 2000                  4.75 to 1.00
               December 31, 2000                   4.50 to 1.00
               March 31, 2001                      4.25 to 1.00
               June 30, 2001                       4.25 to 1.00
               September 30, 2001                  4.00 to 1.00
               December 31, 2001                   3.75 to 1.00
               March 31, 2002                      3.50 to 1.00
               June 30, 2002                       3.50 to 1.00
               September 30, 2002                  3.25 to 1.00
               December 31, 2002                   3.25 to 1.00
               Each Quarter thereafter
                      2003-2008                    3.00 to 1.00

; provided, that for the purposes of determining the ratio described above as at the last day of any of the fiscal quarters of the Borrower ending September 30, 1999, December 31, 1999 and March 31, 2000, such ratio shall be calculated on a pro forma basis as if the Transactions had occurred on the first day of the four-quarter period then ended for testing such compliance.

               (b) CONSOLIDATED INTEREST COVERAGE RATIO. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                   Consolidated Interest
               Fiscal Quarter                      Coverage Ratio
               -----------------                   ---------------------
               September 30, 1999                  1.50 to 1.00
               December 31, 1999                   1.75 to 1.00
               March 31, 2000                      2.00 to 1.00
               June 30, 2000                       2.00 to 1.00
               September 30, 2000                  2.25 to 1.00
               December 31, 2000                   2.25 to 1.00
               March 31, 2001                      2.50 to 1.00
               June 30, 2001                       2.50 to 1.00
               September 30, 2001                  2.75 to 1.00
               December 31, 2001                   2.75 to 1.00
               March 31, 2002                      3.00 to 1.00
               June 30, 2002                       3.00 to 1.00
               September 30, 2002                  3.25 to 1.00
               December 31, 2002                   3.25 to 1.00
               March 31, 2003                      3.50 to 1.00
               June 30, 2003                       3.50 to 1.00
               Each Quarter thereafter
                      2003-2008                    4.00 to 1.00

; provided, that for the purposes of determining the ratio described above as at the last day of any of the fiscal quarters of the Borrower ending September 30, 1999, December 31, 1999 and March 31, 2000, such ratio shall be calculated on a pro forma basis as if the Transactions had occurred on the first day of the four-quarter period then ended for testing such compliance.

               (c) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:


                                                   Consolidated Fixed
               Fiscal Quarter                      Charge Coverage Ratio
               --------------                      ---------------------
               September 30, 1999                  1.00 to 1.00
               December 31, 1999                   1.00 to 1.00
               Each Quarter thereafter
                      2000 to 2008                 1.00 to 1.00

; provided, that for the purposes of determining the ratio described above as at the last day of any of the fiscal quarters of the Borrower ending September 30, 1999, December 31, 1999 and March 31, 2000, such ratio shall be calculated on a pro forma basis as if the Transactions had occurred on the first day of the four-quarter period then ended for testing such compliance.

               7.2 INDEBTEDNESS. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

               (a)  Indebtedness of any Loan Party pursuant to any Loan
        Document;

               (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary, PROVIDED, however that:

                      (i) if the Borrower or any Wholly Owned Subsidiary Guarantor is the obligor under such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full of all Obligations hereunder; and

                      (ii) (A) any subsequent issuance or transfer of Capital Stock or ownership interests that results in any such Indebtedness being held by a Person other than the Borrower or a Wholly Owned Subsidiary Guarantor and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Borrower or a Wholly Owned Subsidiary Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Borrower or such Wholly Owned Subsidiary Guarantor, as the case may be, that is not permitted by this Section 7.2(b);

               (c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor;

               (d) Indebtedness outstanding on the date hereof and listed on
        Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof and which shall not be adverse to the Borrower or shall have a negative impact on the Lenders);

               (e) Indebtedness (including, without limitation, Capital Lease Obligations) of the Borrower and its Subsidiaries secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding;

               (f) (i) Indebtedness of the Borrower in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $190,000,000 and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness, PROVIDED that such Guarantee Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes;

               (g) Indebtedness of Holdings in respect of the Senior Discount Debentures in an aggregate principal amount not to exceed $110,000,000, PROVIDED, that Holdings may refinance the Senior Discount Debentures with, and/or exchange the Senior Discount Debentures for, other Indebtedness of Holdings the terms of which shall be reasonably acceptable to the Administrative Agent and no less favorable to the Lenders than the terms contained in the Senior Discount Debenture Indenture or Senior Discount

        Debenture Purchase Agreement including, without limitation, that (A) the maturity of such Indebtedness shall occur no earlier than the maturity of the Senior Discount Debentures and (B) interest payments in cash shall not be required to be payable until on or after the date which is the fifth anniversary of the Senior Discount Debentures (such other Indebtedness, the "SENIOR DISCOUNT DEBENTURE REFINANCING");

               (h) Indebtedness incurred or assumed in connection with, or resulting from, Permitted Acquisitions, PROVIDED, that the aggregate principal amount of Indebtedness permitted by this Section 7.2(h) shall be subject to the limitations set forth in Section 7.8(g); and

               (i) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $10,000,000 at any one time outstanding.

               7.3 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

               (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

               (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

               (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

               (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

               (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), PROVIDED that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

               (g) Liens securing Indebtedness of the Borrower or any of its Subsidiaries incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets, PROVIDED that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

               (h)  Liens created pursuant to the Security Documents;

               (i) any interest or title of a lessor under any lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased; and

               (j) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and its Subsidiaries) $5,000,000 at any one time.

Notwithstanding any of the foregoing provisions, no real property of the Borrower or its Subsidiaries owned on the Closing Date shall be subject to any Liens permitted under Section 7.3 (f), (g) or (j).

               7.4 FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

               (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (PROVIDED that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (PROVIDED that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation) or with or into any other Subsidiary which wholly owns or is wholly owned by such Subsidiary; and

               (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor or any other Subsidiary which wholly owns or is wholly owned by such Subsidiary.

               7.5 DISPOSITION OF PROPERTY. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

               (a) the Disposition of obsolete or worn out property in the ordinary course of business;

               (b)  the sale of inventory in the ordinary course of business;

               (c)  Dispositions permitted by Section 7.4(b);

               (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any other Subsidiary; and

               (e) the Disposition of other property having a fair market value not to exceed $10,000,000 in the aggregate for any fiscal year of the Borrower.

               7.6 RESTRICTED PAYMENTS. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Holdings, the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Borrower or any Subsidiary (collectively, "RESTRICTED PAYMENTS"), except that:

               (a) any Subsidiary may make Restricted Payments to the Borrower or any other Subsidiary;

               (b) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may pay dividends to Holdings to permit Holdings to (i) purchase Holdings' common stock or common stock options from present or former officers or employees of Holdings, the Borrower or any Subsidiary upon the death, disability or termination of employment of such officer or employee, PROVIDED, that the aggregate amount of payments under this clause after the date hereof (net of any proceeds received by Holdings and contributed to the Borrower after the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $5,000,000, and (ii) pay management fees expressly permitted by the last sentence of Section 7.10;

               (c) the Borrower may pay dividends to Holdings to permit Holdings to (i) pay corporate overhead expenses incurred in the ordinary course of business not to exceed $1,000,000 in any fiscal year, (ii) pay interest and other amounts due and payable to holders of Convertible Subordinated Notes, including any amount required for the repurchase of any Convertible Subordinated Notes, in each case, from amounts deposited in the Escrow Account or otherwise, PROVIDED, that at any time such payments are to be made, (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) the Borrower and its Subsidiaries shall be in compliance, on a pro forma basis as at the end of the last fiscal quarter of the Borrower for which financial statements are available after giving effect to such payment, with the covenants contained in Section 7.1 calculated as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such payment had occurred on the last day of each relevant period for testing such compliance and as if the

        Convertible Subordinated Notes were Indebtedness of the Borrower, and (iii) pay any taxes that are due and payable by Holdings and the Borrower as part of a consolidated group; and

               (d) the Borrower may pay dividends or make other distributions to Holdings to permit Holdings to pay interest and/or "original issue discount" (within the meaning of Section 1273(a) of the Code) accrued and accruing on the Senior Discount Debentures on or after the fifth anniversary of the Closing Date, PROVIDED, that any time any such dividends or distributions are to made, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Borrower and its Subsidiaries shall be in compliance, on a pro forma basis as at the end of the last fiscal quarter of the Borrower for which financial statements are available after giving effect to such payment, with the covenants contained in Section 7.1 calculated as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such payment had occurred on the last day of each relevant period for testing such compliance.

               7.7 CAPITAL EXPENDITURES. Make or commit to make any Capital Expenditure, except (a) Maintenance Capital Expenditures of the Borrower and its Subsidiaries not exceeding the amount set forth opposite each of the fiscal years set forth below:

                                                   Maintenance
               Fiscal Year                         Capital Expenditures
               -----------                         --------------------
               1999                                $50,000,000
               2000                                $50,000,000
               2001                                $55,000,000
               2002                                $55,000,000
               2003                                $60,000,000
               2004                                $60,000,000
               2005                                $70,000,000
               2006                                $70,000,000
               2007                                $80,000,000
               2008                                $90,000,000

; PROVIDED, that up to 50% of each such amount set forth above, if not expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year, and (b) Acquisition Capital Expenditures of the Borrower and its Subsidiaries as permitted pursuant to
Section 7.8A.

               7.8 INVESTMENTS. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "INVESTMENTS"), except:

               (a) extensions of trade credit in the ordinary course of business;

               (b)  investments in Cash Equivalents;

               (c)  Guarantee Obligations permitted by Section 7.2;

               (d) loans and advances to employees of Holdings, the Borrower or any Subsidiary of the Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for Holdings, the Borrower or any Subsidiary of the Borrower not to exceed $2,500,000 at any one time outstanding;

               (e)  the Acquisition and the other Transactions;

               (f) Investments by Holdings, the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor;

               (g) Permitted Acquisitions and investments in Permitted Joint Ventures as permitted by Section 7.8A; and

               (h) advances, loans or extensions of credit to, or the taking of notes from, members of management of the Borrower in connection with the issuance and sale of the Capital Stock of the Borrower to such members in an amount not to exceed $4,000,000 at any one time outstanding.

               7.8A ACQUISITIONS. Make or commit to make any Acquisition Capital Expenditures or purchase any assets constituting a business unit of, or the Capital Stock of, any Person, or make any investment in or loan or advance to any Permitted Joint Venture except for Acquisition Capital Expenditures, Permitted Acquisitions and investments in Permitted Joint Ventures involving the expenditure (including the principal amount of any Indebtedness incurred or assumed in connection with the same, the continuing Indebtedness of any acquired Person outstanding at any time of its Permitted Acquisition and the fair market value of any other non-cash consideration, but excluding common stock issued by Holdings) in an aggregate amount not to exceed $20,000,000 during the period from the Closing Date to and including December 31, 1999, and $30,000,000 in each fiscal year thereafter, (which amount shall include a maximum of up to $10,000,000 during the period from the Closing date to and including December 31, 1999 and $10,000,000 in each fiscal year thereafter, and which amount may be used for investments in new Permitted Joint Ventures formed or acquired after the Closing Date or the contribution of cash to existing Permitted Joint Ventures); PROVIDED, HOWEVER, that immediately after giving effect to any such Acquisition Capital Expenditure, Permitted Acquisition or investments in a Permitted Joint Venture, (a) no Default or Event of Default shall have occurred and be continuing, and (b) the Borrower and its Subsidiaries shall be in compliance, on a pro forma basis as at the end of the last fiscal quarter of the Borrower for which financial statements are available after giving effect thereto, with the covenants contained in Section 7.1 calculated as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such transaction (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed amortized over the applicable testing period in accordance with its terms, and with any Revolving Loans borrowed in connection with such acquisition being deemed to be repaid with excess cash balances as available) had occurred on the first day of each relevant period for testing such compliance. With respect to any such amount as set forth above (including the amount allocated to investments in Permitted Joint Ventures), which is not expended in the period or fiscal year, as the case may be, for which it is permitted, up to 50% of each such amount may be carried over for expenditure in the next succeeding fiscal year.

               7.9 OPTIONAL PAYMENTS AND MODIFICATIONS OF CERTAIN DEBT INSTRUMENTS. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Subordinated Notes or the Senior Discount Debentures (other than such a payment, prepayment, repurchase or redemption of the Senior Discount Debentures with the proceeds of any Senior Discount Debenture Refinancing), (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes, the Senior Discount Debentures or any Senior Discount Debenture Refinancing (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a material consent fee), or (c) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Indebtedness" for the purposes of the Senior Subordinated Note Indenture.

               7.10 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings, the Borrower or any Subsidiary), Permitted Joint Venture, Professional Association or Development Corporation unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of Holdings, the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to Holdings, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, Holdings, the Borrower and its Subsidiaries may pay to the Sponsor and its Control Investment Affiliates fees and expenses pursuant to a management agreement approved by the board of directors of Holdings or the Borrower, as the case may be, in an aggregate amount not to exceed $1,000,000 in any fiscal year of the Borrower, PROVIDED, that (x) such management agreement may not be amended in any manner the result of which shall be to increase the aggregate amount of fees and expenses payable thereunder to the Sponsor and its Control Investment Affiliates and (y) at any time such fees and expenses are to be paid, no Default or Event of Default shall have occurred and be continuing.

               7.11 SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by Holdings, the Borrower or any Subsidiary of real or personal property that has been or is to be sold or transferred by Holdings, the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings, the Borrower or such Subsidiary.

               7.12 CHANGES IN FISCAL PERIODS. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

               7.13 NEGATIVE PLEDGE CLAUSES. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Holdings, the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

               7.14 CLAUSES RESTRICTING SUBSIDIARY DISTRIBUTIONS. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and
(iii) any restrictions imposed by any agreement related to secured Indebtedness permitted by this Agreement if such restrictions apply only to the property or assets securing such Indebtedness.

               7.15 LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement (after giving effect to the Acquisition) or that are reasonably related or ancillary thereto.

               7.16 AMENDMENTS TO ACQUISITION DOCUMENTATION. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to the Acquisition Documentation or any other document delivered by Holdings or any of its Affiliates in connection therewith such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Acquisition Documentation or any such other documents except for any such amendment, supplement or modification that (i) becomes effective after the Closing Date, and (ii) could not reasonably be expected to have a Material Adverse Effect or a negative impact on the Lenders.

               7.17 LIMITATION OF ACTIVITIES OF HOLDINGS. In the case of Holdings, notwithstanding anything to the contrary in this Agreement or any other Loan Document,

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                                                                              71

(a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrower, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents to which it is a party, the Senior Discount Debenture Purchase Agreement and the Senior Discount Debenture Indenture or the documentation for any Senior Discount Debenture Refinancing and (iii) obligations with respect to its Capital Stock, or (c) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower in accordance with
Section 7.6 pending application in the manner contemplated by said Section) and cash equivalents) other than the ownership of shares of Capital Stock of the Borrower.

               7.18 LIMITATION OF PERMITTED JOINT VENTURES. Permit any Permitted Joint Venture, to (a) create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except Indebtedness to the Borrower permitted to be advanced by the Borrower pursuant to Section 7.8A, (b) enter into any Guarantee Obligation, (c) enter into any business, either directly or through any of their affiliates, except for those businesses in which the Borrower and its Subsidiaries are permitted to engage pursuant to Section 7.15 (after giving effect to the Acquisition) or that are reasonably related thereto, or (d) retain any cash remaining at the end of any fiscal year (other than cash required to be reserved on its balance sheets in accordance with GAAP consistent with past practice).

                          SECTION 8. EVENTS OF DEFAULT

               If any of the following events shall occur and be continuing:

               (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within three days after any such interest or other amount becomes due in accordance with the terms hereof; or

               (b) any representation or warranty made or, pursuant to the last sentence of Section 5.2, deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other written statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

               (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to Holdings and the Borrower only), Section 6.7(a) or Section 7 of this Agreement or Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage, if applicable, shall have occurred and be continuing; or
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                                                                              72

               (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

               (e) Holdings, the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; PROVIDED, that a default, event or condition described in clause (i),
        (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or

               (f) (i) Holdings, the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 45 days from the entry thereof; or (iv) Holdings, the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
        (i), (ii), or (iii) above; or (v) Holdings, the Borrower or any of its
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                                                                              73

        Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

               (h) one or more judgments or decrees shall be entered against Holdings, the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or

               (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

               (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

               (k) (i) prior to an IPO, (a) the Permitted Investors shall cease collectively to own, of record and beneficially, shares of the common stock of Holdings equal to at least 51% of all of the issued and outstanding shares of the common stock of Holdings on a fully diluted basis and (B) the Permitted Investors shall cease to have the power to vote or direct the voting of securities having a majority of the aggregate ordinary voting power for the election of directors of Holdings (determined on a fully diluted basis); (ii) after an IPO, (X) the Permitted Investors shall cease collectively to own, of record and beneficially, shares of the common stock of Holdings equal to at least 35% of all of the issued and outstanding shares of the common stock of Holdings on a fully diluted basis, (Y) the Permitted Investors shall cease to have the power to vote or direct the voting of securities having at least 35% of the aggregate ordinary voting power for the election of directors of Holdings (determined on a fully diluted basis) and (Z) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the
        "EXCHANGE ACT")), excluding the Permitted Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 15% of the outstanding common stock of Holdings; (iii) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors; (iv) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except
        Liens created by the Guarantee and Collateral Agreement); or (v) a Specified Change of Control shall occur; or

               (l) Holdings shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrower, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (w) the Senior Discount Debentures or any Senior Discount Debenture Refinancing, (x) nonconsensual obligations imposed by operation of law,
        (y) pursuant to the Loan Documents to which it is a party and (z) obligations with respect to its Capital Stock, or (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower in accordance with Section 7.6 pending application in the manner contemplated by said Section) and cash equivalents) other than the ownership of shares of Capital Stock of the Borrower; or

               (m) the Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving

Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents PROVIDED, HOWEVER, that in the event any and all Events of Default shall have been waived or cured prior to the application of all amounts held in such cash collateral account to the payment of drafts drawn under such Letters of Credit or the repayment of other obligations of the Borrower hereunder and under the other Loan Documents, such remaining amounts in such cash collateral account shall be paid back to the Borrower. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                              SECTION 9. THE AGENTS

               9.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

               9.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

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                                                                              76

               9.3 EXCULPATORY PROVISIONS. Neither any Agent nor any Co-Lead Arranger nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any of the Agents or the Co-Lead Arrangers under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

               9.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

               9.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed

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                                                                              77

by the Required Lenders (or, if so specified by this Agreement, all Lenders); PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

               9.6 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent, Co-Lead Arranger or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent, Co-Lead Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

               9.7 INDEMNIFICATION. The Lenders agree to indemnify each of the Other Representatives and the Administrative Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Other Representative or the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Other Representative or the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Other Representative's or the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

               9.8 AGENT IN ITS INDIVIDUAL CAPACITY. Each of the Other Representatives, the Administrative Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Other Representative or the Administrative Agent was not an Other Representative or the Administrative Agent, respectively. With respect to the Loans made or renewed by any of them and with respect to any Letter of Credit issued or participated in by any of them, each of the Other Representatives or the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Other Representative or the Administrative Agent, and the terms "Lender" and "Lenders" shall include each of the Other Representative or the Administrative Agent in its individual capacity.

               9.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

               9.10 OTHER REPRESENTATIVES. None of the Other Representatives shall have any duties or responsibilities hereunder in its capacity as such.

                            SECTION 10. MISCELLANEOUS

               10.1 AMENDMENTS AND WAIVERS. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the consent of each Lender directly affected thereby; (ii) eliminate or reduce any voting rights under this Section 10.1, reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release any Subsidiary Guarantor (the release of which could reasonably be expected to have a Material Adverse Effect) from its obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders; (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Facility set forth in Section 5.2 (including in connection with any waiver of an existing Default or Event of Default) without the written consent of the Majority Facility Lenders in respect of the Revolving Facility; (iv) amend, modify or waive any provision of Section
2.15 without the consent of each Lender; (v) reduce the amount of Net Cash Proceeds or Excess Cash Flow required to be applied to prepay Loans under this Agreement without the consent of the Majority Facility Lenders under each Facility; (vi) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the consent of all Lenders under such Facility; (vii) amend, modify or waive any provision of Section 9 without the consent of the Administrative Agent; or (viii) amend, modify or waive any provision of Section 3 without the consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

               10.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by electronic transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of electronic transmission notice, when received, addressed as follows in the case of Holdings, the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

    Holdings and the Borrower:     Concentra Managed Care, Inc.
                                   312 Union Wharf
                                   Boston, Massachusetts  02109
                                   Attention:  Chief Financial Officer
                                   Telecopy:  617-367-8519
                                   Telephone:  617-367-2163
                                   E-Mail Address:  Tom_Kiraly@Concentramc.com

               with a copy to:     Concentra Managed Care, Inc.
                                   5080 Spectrum Drive
                                   Suite 400, West Tower
                                   Addison, Texas  75001
                                   Attention:  General Counsel
                                   Telecopy:  972-387-1938
                                   Telephone:  972-364-8043
                                   E-Mail Address:  Richard_Parr@Concentramc.com

    The Administrative Agent:      The Chase Manhattan Bank
                                   1 Chase Manhattan Plaza, 8th Floor
                                   New York, New York  10081
                                   Attention:  Janet Belden
                                   Telecopy:  212-552-5658
                                   Telephone:  212-552-7277
                                   E-Mail Address:  janet.belden@chase.com

               with a copy to: The Chase Manhattan Bank
                                   270 Park Avenue
                                   New York, New York  10017
                                   Attention:  Stephen Rochford
                                   Telecopy:  212-270-5135
                                   Telephone:  212-270-7275
                                   E-Mail Address:  stephen.rochford@chase.com

PROVIDED that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

               10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

               10.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

               10.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse each of the Other Representatives and the Administrative Agent for all their respective out-of-pocket costs and expenses incurred in connection with the syndication and financing of the Facilities and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, the syndication of the Facilities and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Other Representatives, the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "INDEMNITEE") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits of any kind or nature whatsoever with respect to the syndication and financing of the Facilities, and the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings, the Borrower any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to Chief Financial Officer (Telephone No. 617-367-2163) (Telecopy No. 617-367-8519), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

               10.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of Holdings, the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective permitted successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

               (b) Any Lender may, without the consent of the Borrower or the Administrative Agent, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; PROVIDED that, in the case of Section 2.17, such Participant shall have complied with the requirements of said Section and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

               (c) Any Lender (an "ASSIGNOR") may, in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or a Related Fund of any Lender or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; PROVIDED that no such assignment to an Assignee (other than any Lender or any affiliate thereof or any Related Fund) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 10.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default pursuant to Section 8(f) shall have occurred and be continuing with respect to the Borrower.

               (d) Notwithstanding anything to the contrary contained herein, any Lender which is a bank (a "GRANTING BANK") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan which such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; PROVIDED, THAT (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation hereunder (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto agrees (which agreement shall survive termination of this Agreement) that in the event of any such grant by a Granting Bank to an SPC of the option to provide to the Borrower all or any part of its Loan, (i) such Granting Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged and such Granting Bank shall remain solely responsible for the performance of such obligations under this

Agreement and the other Loan Documents, (ii) such Granting Bank shall remain the holder of such Loan for all purposes under this Agreement and the other Loan Documents and nothing contained in this Section 10.6(d) is intended to excuse the Granting Bank from the full performance of its obligations hereunder and thereunder or otherwise diminish the duties and liabilities of the Granting Bank under this Agreement or the other Loan Documents (other than it being understood that any payment obligation on the part of such Granting Bank to make a Loan hereunder shall, if such Loan is made by any SPC, be deemed to have been satisfied upon the making of such Loan by such SPC), (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Granting Bank in connection with such Granting Bank's rights and obligations under this Agreement and the other Loan Documents, (iv) in no event shall any SPC have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, or be included in any determination of the Required Lenders or the Majority Facility Lenders hereunder for any purpose, (v) prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.6(d), any SPC may (X) with notice to, but without prior written consent of, the Borrower and the Administrative Agent (subject, however, to the approval of the financial institution as set forth below), assign all or a portion of its interests in any Loan to the Granting Bank or to a financial institution (previously approved in writing by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of the Loans and (Y) subject to Section 10.15 hereof, disclose on a confidential basis any non-public information relating to its Loans to any rating agency as specifically provided for in Section 10.15 hereof. This Section
10.6 may not be amended without the prior written consent of the SPC, the Borrower and the Administrative Agent.

               (e) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note, if any, shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes, upon request, shall be issued to the designated Assignee.

               (f) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by
Section 10.6(c), together with payment to the Administrative Agent of a registration and processing fee of $4,000, the

Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

               (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments of Loans and Notes, if any, relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note, if any, to any Federal Reserve Bank or trustee (or similar entity) of a Lender in accordance with applicable law.

               (h) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (g) above.

               10.7 ADJUSTMENTS; SET-OFF. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "BENEFITTED LENDER") shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

               (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

               10.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

               10.9 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               10.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of Holdings, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

               10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

               10.12 SUBMISSION TO JURISDICTION; WAIVERS. Each of Holdings and the Borrower hereby irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

               10.13 ACKNOWLEDGMENTS. Each of Holdings and the Borrower hereby acknowledges that:

               (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

               (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

               (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.

               10.14 RELEASES OF GUARANTEES AND LIENS. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

               (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person and at such time, the Administrative Agent agrees to promptly take such action and execute and deliver such instruments and documents as shall be necessary to release the Liens and security interests created by the Security Documents, including, without limitation, any Uniform Commercial Code release or termination statements.

               10.15 CONFIDENTIALITY. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; PROVIDED that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.15, (e) upon the request or demand of any Governmental Authority, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) if requested or required to do so in connection with any litigation or similar proceeding, (h) that has been publicly disclosed without violation of this Section 10.15, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document. Each of the Administrative Agent and each Lender agrees that in the event it is requested, required or demanded to disclose such non-public information pursuant to clause (e), (f) or (g) above, it shall, to the extent permitted by law, promptly notify the applicable Loan Party thereof, to enable such Loan Party to obtain a protective order with respect to such information.

               10.16 WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   CONCENTRA MANAGED CARE, INC.


                                   By:/s/ Richard A. Parr
                                      ------------------------------------
                                          Title:  Executive Vice President


                                   CONCENTRA OPERATING CORPORATION


                                   By:/s/ Richard A. Parr
                                      ------------------------------------
                                           Title: Executive Vice President

                                        THE CHASE MANHATTAN BANK, as
                                        Administrative Agent and a Lender

                                        By:/s/Deborah Davey
                                        ---------------------
                                              Title: Vice President

                                       CREDIT SUISSE FIRST BOSTON, as
                                       Co-Documentation Agent and a Lender


                                        By:/s/ William S. Lutkins
                                        ---------------------
                                               Title: Vice President


                                        By:/s/ Thomas G. Muoio
                                        ---------------------
                                               Title: Vice President

                                        FLEET NATIONAL BANK, as Co-Documentation
                                        Agent and a Lender


                                        By:/s/ Maryann S. Smith
                                        ---------------------
                                               Title: Vice President

                                      DLJ CAPITAL FUNDING, INC., as Syndication
                                      Agent and a Lender


                                      By:/s/ James L. Paradise
                                        ----------------------
                                             Title: Senior Vice President

                                        CREDIT LYONNAIS NEW YORK BRANCH

                                        By:/s/ Farboud Tavangar
                                        -----------------------
                                               Title: Senior Vice President

                                        PARIBAS



                                        By:/s/ David I. Canavan
                                        ---------------------
                                               Title: Managing Director



                                        By:/s/ Brett I. Mehlma
                                        ---------------------
                                               Title: Vice President

                                        BANK AUSTRIA CREDITANSTALT
                                        CORPORATE FINANCE, INC.



                                        By:/s/ John G. Taylor
                                        ---------------------
                                               Title: Vice President


                                        By:/s/ Robert M. Biringer
                                        ---------------------
                                               Title: Executive Vice President

                                        SCOTIABANC INC.


                                        By:/s/ Carolyn A. Calloway
                                        ---------------------
                                               Title: Relationship Manager

                                        BHF (USA) CAPITAL CORP.


                                        By:/s/ STEVEN ALEXANDER
                                        ---------------------
                                               Title: Associate



                                        By: /s/ GORDON MUESSEL
                                        ---------------------
                                                Title: Vice President

                                        PROVIDENT BANK OF MARYLAND


                                        By:/s/ FRIEDA M.A. MCWILLIAMS
                                        ---------------------
                                               Title: Vice President

                                        BANKERS TRUST COMPANY


                                        By:/s/ JAMES REILLY
                                        ---------------------
                                               Title: Vice President

                                        SOCIETE GENERALE


                                        By:/s/ Migdalia Lagoa
                                        ---------------------
                                               Title: Managing Director

                                        KZH SOLEIL - 2 LLC


                                        By:/s/ Peter Chin
                                        ---------------------
                                               Title: Authorized Agent

                                        KZH STERLING LLC


                                        By:/s/ Peter Chin
                                        ---------------------
                                               Title: Authorized Agent

                                    MASSACHUSETTS MUTUAL LIFE INSURANCE
                                    COMPANY


                                    By:/s/ Clifford M. Noreen
                                    ---------------------
                                           Title: Vice President


                                    MASSMUTUAL HIGH YIELD
                                    PARTNERS II LLC
                                    By: HYP Management Inc. as managing member



                                    By:/s/ Clifford M. Noreen
                                    ---------------------
                                           Title: Vice President

                                        STEIN ROE FLOATING RATE LIMITED
                                        LIABILITY COMPANY


                                        By:/s/ Brian Good
                                        ---------------------
                                               Title: Vice President

                                        SRF TRADING, INC.


                                        By:/s/ Kelly C. Walker
                                        ---------------------
                                               Title: Vice President

                                        BANK OF AMERICA, NA


                                        By:/s/ Edward Harmon
                                        ---------------------
                                               Title: Assistant Vice President

                                        BALANCED HIGH YIELD FUND II, LTD.
                                        By: BHF (USA) Capital Corp. as
                                        attorney-in-fact


                                        By:/s/ Stephen Alexander
                                        ---------------------
                                               Title: Associate



                                        By:/s/ Gordon Muessel
                                        ---------------------
                                               Title: Vice President

                                        KZH SHOSHONE, LLC


                                        By:/s/ Peter Chin
                                        ---------------------
                                               Title: Authorized Agent

                                        JACKSON NATIONAL LIFE INSURANCE COMPANY

                                        BY: PPM America, Inc., as attorney in
                                            fact, on behalf of Jackson National
                                            Life Insurance Company



                                        By:/s/ John Walding
                                        ---------------------
                                               Title: Managing Director

                                        METROPOLITAN LIFE INSURANCE COMPANY


                                        By:/s/ James R. Dingler
                                        ---------------------
                                               Title: Director

                                        TYLER TRADING, INC.


                                        By:/s/ Johnny E. Graves
                                        ---------------------
                                               Title: President

                                        PILGRIM PRIME RATE TRUST

                                        By: Pilgrim Investments, Inc. as its
                                        investment manager

                                        BY:/s/ Jeffrey A. Bakalar
                                        ----------------------------
                                               Title: Vice President

                                                                                       ANNEX A

                  PRICING GRID FOR REVOLVING CREDIT LOANS AND COMMITMENT FEES
---------------------------------------------------------------------------------------------
Consolidated Leverage Ratio         Applicable Margin   Applicable Margin    Commitment Fee
                                    for Eurodollar      for ABR Loans        Rate
                                    Loans
---------------------------------------------------------------------------------------------
>4.5 to 1.0                             2.75%                1.75%              0.50%
---------------------------------------------------------------------------------------------
< 4.5 to 1.0 and > 4.0 to 1.0           2.50%                1.50%              0.50%
---------------------------------------------------------------------------------------------
< 4.0 to 1.0 and > 3.5 to 1.0           2.25%                1.25%              0.50%
---------------------------------------------------------------------------------------------
< 3.5 to 1.0                            2.00%                1.00%              0.375%
---------------------------------------------------------------------------------------------

Changes in the Applicable Margin with respect to the Revolving Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "ADJUSTMENT DATE") on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 4.5 to 1.0. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio shall for the purposes of this definition be deemed to be greater than 4.5 to 1.0. Each determination of the Consolidated Leverage Ratio pursuant to this pricing grid shall be made with respect to (or, in the case of Consolidated Total Debt, as at the end of) the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

                                                                 CONFORMED COPY

===============================================================================


                                  $475,000,000

                                CREDIT AGREEMENT

                                      among

                          CONCENTRA MANAGED CARE, INC.,
                                  as Holdings,

                        CONCENTRA OPERATING CORPORATION,
                                  as Borrower,

                               The Several Lenders
                        from Time to Time Parties Hereto,

                            THE CHASE MANHATTAN BANK,
                            as Administrative Agent,

                           CREDIT SUISSE FIRST BOSTON
                                       and
                              FLEET NATIONAL BANK,
                           as Co-Documentation Agents,

                                       and

                           DLJ CAPITAL FUNDING, INC.,
                              as Syndication Agent,

                           Dated as of August 17, 1999

===============================================================================

                              CHASE SECURITIES INC.
                                       and
                           DLJ CAPITAL FUNDING, INC.,

                  as Co-Lead Arrangers and Joint Book Managers

                                TABLE OF CONTENTS
                                                                            Page


SECTION 1.  DEFINITIONS........................................................1
        1.1  DEFINED TERMS.....................................................1
        1.2  OTHER DEFINITIONAL PROVISIONS....................................25

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS...................................26
        2.1  TERM COMMITMENTS.................................................26
        2.2  PROCEDURE FOR TERM LOAN BORROWING................................26
        2.3  REPAYMENT OF TERM LOANS..........................................26
        2.4  REVOLVING COMMITMENTS............................................28
        2.5  PROCEDURE FOR REVOLVING LOAN BORROWING...........................29
        2.6  COMMITMENT FEES, ETC.............................................29
        2.7  TERMINATION OR REDUCTION OF REVOLVING COMMITMENTS................29
        2.8  OPTIONAL PREPAYMENTS.............................................29
        2.9  MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS..................30
        2.10  CONVERSION AND CONTINUATION OPTIONS.............................31
        2.11  LIMITATIONS ON EURODOLLAR TRANCHES..............................31
        2.12  INTEREST RATES AND PAYMENT DATES................................32
        2.13  COMPUTATION OF INTEREST AND FEES................................32
        2.14  INABILITY TO DETERMINE INTEREST RATE............................33
        2.15  PRO RATA TREATMENT AND PAYMENTS.................................33
        2.16  REQUIREMENTS OF LAW.............................................34
        2.17  TAXES...........................................................36
        2.18  INDEMNITY.......................................................38
        2.19  CHANGE OF LENDING OFFICE........................................38
        2.20  REPLACEMENT OF LENDERS..........................................38

SECTION 3.  LETTERS OF CREDIT.................................................39
        3.1  L/C COMMITMENT...................................................39
        3.2  PROCEDURE FOR ISSUANCE OF LETTER OF CREDIT.......................39
        3.3  FEES AND OTHER CHARGES...........................................40
        3.4  L/C PARTICIPATIONS...............................................40
        3.5  REIMBURSEMENT OBLIGATION OF THE BORROWER.........................41
        3.6  OBLIGATIONS ABSOLUTE.............................................41
        3.7  LETTER OF CREDIT PAYMENTS........................................41
        3.8  APPLICATIONS.....................................................42

SECTION 4.  REPRESENTATIONS AND WARRANTIES....................................42
        4.1  FINANCIAL CONDITION..............................................42
        4.2  NO CHANGE........................................................43
        4.3  CORPORATE EXISTENCE; COMPLIANCE WITH LAW.........................43
        4.4  CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS..........43

        4.5  NO LEGAL BAR.....................................................44
        4.6  LITIGATION.......................................................44
        4.7  NO DEFAULT.......................................................44
        4.8  OWNERSHIP OF PROPERTY; LIENS.....................................44
        4.9  INTELLECTUAL PROPERTY............................................44
        4.10  TAXES...........................................................44
        4.11  FEDERAL REGULATIONS.............................................45
        4.12  LABOR MATTERS...................................................45
        4.13  ERISA...........................................................45
        4.14  INVESTMENT COMPANY ACT; OTHER REGULATIONS.......................45
        4.15  SUBSIDIARIES....................................................45
        4.16  USE OF PROCEEDS.................................................46
        4.17  ENVIRONMENTAL MATTERS...........................................46
        4.18  ACCURACY OF INFORMATION, ETC....................................47
        4.19  SECURITY DOCUMENTS..............................................47
        4.20  SOLVENCY........................................................48
        4.21  SENIOR INDEBTEDNESS.............................................48
        4.22  YEAR 2000 MATTERS...............................................48
        4.23  INSURANCE.......................................................48
        4.24  CERTAIN DOCUMENTS...............................................49

SECTION 5.  CONDITIONS PRECEDENT..............................................49
        5.1  CONDITIONS TO INITIAL EXTENSION OF CREDIT........................49
        5.2  CONDITIONS TO EACH EXTENSION OF CREDIT...........................53

SECTION 6.  AFFIRMATIVE COVENANTS.............................................54
        6.1  FINANCIAL STATEMENTS.............................................54
        6.2  CERTIFICATES; OTHER INFORMATION..................................55
        6.3  PAYMENT OF OBLIGATIONS...........................................57
        6.4  MAINTENANCE OF EXISTENCE; COMPLIANCE.............................57
        6.5  MAINTENANCE OF PROPERTY; INSURANCE...............................57
        6.6  INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS...........57
        6.7  NOTICES..........................................................57
        6.8  ENVIRONMENTAL LAWS...............................................58
        6.9  INTEREST RATE PROTECTION.........................................58
        6.10  ADDITIONAL COLLATERAL, ETC......................................59

SECTION 7.  NEGATIVE COVENANTS................................................61
        7.1  FINANCIAL CONDITION COVENANTS....................................61
        7.2  INDEBTEDNESS.....................................................63
        7.3  LIENS............................................................64
        7.4  FUNDAMENTAL CHANGES..............................................65
        7.5  DISPOSITION OF PROPERTY..........................................65
        7.6  RESTRICTED PAYMENTS..............................................66
        7.7  CAPITAL EXPENDITURES.............................................67
        7.8  INVESTMENTS......................................................67

            7.8A  ACQUISITIONS. ..............................................68
        7.9   OPTIONAL PAYMENTS AND MODIFICATIONS OF CERTAIN DEBT INSTRUMENTS.69
        7.10  TRANSACTIONS WITH AFFILIATES....................................69
        7.11  SALES AND LEASEBACKS............................................69
        7.12  CHANGES IN FISCAL PERIODS.......................................70
        7.13  NEGATIVE PLEDGE CLAUSES.........................................70
        7.14  CLAUSES RESTRICTING SUBSIDIARY DISTRIBUTIONS....................70
        7.15  LINES OF BUSINESS...............................................70
        7.16  AMENDMENTS TO ACQUISITION DOCUMENTATION.........................70
        7.17  LIMITATION OF ACTIVITIES OF HOLDINGS............................70
        7.18  LIMITATION OF PERMITTED JOINT VENTURES..........................71

SECTION 8.  EVENTS OF DEFAULT.................................................71

SECTION 9.  THE AGENTS........................................................75
        9.1  APPOINTMENT......................................................75
        9.2  DELEGATION OF DUTIES.............................................75
        9.3  EXCULPATORY PROVISIONS...........................................76
        9.4  RELIANCE BY ADMINISTRATIVE AGENT.................................76
        9.5  NOTICE OF DEFAULT................................................76
        9.6  NON-RELIANCE ON AGENTS AND OTHER LENDERS.........................77
        9.7  INDEMNIFICATION..................................................77
        9.8  AGENT IN ITS INDIVIDUAL CAPACITY.................................78
        9.9  SUCCESSOR ADMINISTRATIVE AGENT...................................78
        9.10  OTHER REPRESENTATIVES...........................................78

SECTION 10.  MISCELLANEOUS....................................................78
        10.1  AMENDMENTS AND WAIVERS..........................................79
        10.2  NOTICES.........................................................79
        10.3  NO WAIVER; CUMULATIVE REMEDIES..................................80
        10.4  SURVIVAL OF REPRESENTATIONS AND WARRANTIES......................81
        10.5  PAYMENT OF EXPENSES AND TAXES...................................81
        10.6  SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS..........82
        10.7  ADJUSTMENTS; SET-OFF............................................85
        10.8  COUNTERPARTS....................................................85
        10.9  SEVERABILITY....................................................86
        10.10  INTEGRATION....................................................86
        10.11  GOVERNING LAW..................................................86
        10.12  SUBMISSION TO JURISDICTION; WAIVERS............................86
        10.13  ACKNOWLEDGMENTS................................................87
        10.14  RELEASES OF GUARANTEES AND LIENS...............................87
        10.15  CONFIDENTIALITY................................................87
        10.16  WAIVERS OF JURY TRIAL..........................................89

ANNEX:

A        Pricing Grid


SCHEDULES:

1.1A     Commitments
1.1B     Development Corporations
4.4      Consents, Authorizations, Filings and Notices
4.15     Subsidiaries
4.19     UCC Filing Jurisdictions
4.19(b)  Real Property
7.2(d)   Existing Indebtedness
7.3(f)   Existing Liens


EXHIBITS:

A        Form of Guarantee and Collateral Agreement
B        Form of Compliance Certificate
C        Form of Closing Certificate
D        Form of Assignment and Acceptance
E        Form of Escrow Agreement
F-1 Form of Legal Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel to Holdings, the Borrower and its Subsidiaries
F-2 Form of Legal Opinion of Richard A. Parr, general counsel to Holdings, the Borrower and its Subsidiaries
F-3 Form of Legal Opinion of Schreck Morris, local counsel to Holdings, the Borrower and its Subsidiaries
F-4 Form of Legal Opinion of Ropes & Gray, Massachusetts counsel to Holdings, the Borrower and its Subsidiaries
G        Form of Exemption Certificate


                                       vi